Exhibit 99.1
            DEBTOR-IN-POSSESSION CREDIT AGREEMENT


                  DATED AS OF JULY 18, 1995


                            among


              MERRY-GO-ROUND ENTERPRISES, INC.,
                MGR DISTRIBUTION CORPORATION,
                    WORTHS STORES CORP.,
                              each a Debtor-in-Possession,
                              as Borrowers,


                 THE LENDERS LISTED HEREIN,
                         as Lenders,


                             and


            GENERAL ELECTRIC CAPITAL CORPORATION,


                             and


                        CITICORP USA,
                        as Co-Agents

DEBTOR-IN-POSSESSION CREDIT AGREEMENT


SECTION 1
DEFINITIONS

1.1  Certain Defined Terms
1.2  Accounting Terms; Utilization of GAAP for Purposes of
Calculations Under Agreement
1.3  Other Definitional Provisions


SECTION 2
AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Loans; Notes
2.2  Interest on the Loans.
2.3  Fees
2.4  Reductions in Commitments and Mandatory Prepayments;
General Provisions Regarding Payments.
2.5  Use of Proceeds.
2.6  Increased Costs; Taxes; Capital Adequacy
2.7  Obligation of Lenders and Issuing Lender to Mitigate.
2.8  Superpriority Nature of Obligations.
2.9  Joint and Several Liability; Payment Indemnifications


SECTION 3
LETTERS OF CREDIT

3.1  Issuance of Letters of Credit and Lenders' Purchase of
Participations Therein.
3.2  Letter of Credit Fees
3.3  Drawings and Reimbursement of Amounts Drawn Under
Letters of Credit.
3.4  Obligations Absolute
3.5  Indemnification; Nature of Issuing Lender's Duties
3.6  Increased Costs and Taxes Relating to Letters of Credit
3.7  Letter of Credit Agent.


SECTION 4
CONDITIONS TO LOANS AND LETTERS OF CREDIT

4.1  Conditions to Initial Loans and Letters of Credit.
4.2  Conditions to All Loans.
4.3  Conditions to Letters of Credit


SECTION 5
BORROWERS' REPRESENTATIONS AND WARRANTIES

5.1  Organization, Powers, Qualification, Good Standing,
Business and Subsidiaries.
5.2  Authorization of Borrowing, etc.
5.3  Financial Condition.
5.4  No Material Adverse Change; No Restricted Junior
Payments.
5.5  Title to Properties; Liens.
5.6  Litigation; Adverse Facts.
5.7  Payment of Taxes.
5.8  Performance of Agreements; Materially Adverse
Agreements.
5.9  Governmental Regulation.
5.10 Securities Activities.
5.11 Employee Benefit Plans.
5.12 Certain Fees.
5.13 Environmental Protection
5.14 Employee Matters.
5.15 Inventory.
5.16 Representations Concerning Cash Management System.
5.17 Intellectual Property.
5.18 Disclosure.


SECTION 6
BORROWERS' AFFIRMATIVE COVENANTS

6.1  Financial Statements and Other Reports.
6.2  Corporate Existence, etc.
6.3  Payment of Taxes and Claims; Tax Consolidation.
6.4  Maintenance of Properties; Insurance.
6.5  Inspection; Lender Meeting.
6.6  Compliance with Laws, etc.
6.7  Environmental Matters.
6.8  Environmental Indemnity
6.9  Borrowing Base.
6.10 Cash Management System.

6.11 Agreements.
6.12 Direction Letters.


SECTION 7
BORROWERS' NEGATIVE COVENANTS

7.1  Indebtedness.
7.2  Liens and Related Matters.
7.3  Investments; Joint Ventures
7.4  Contingent Obligations.
7.5  Restricted Junior Payments
7.6  Financial Covenants.
7.7  Restriction on Fundamental Changes; Asset Sales.
7.8  Consolidated Capital Expenditures
7.9  Restriction on Leases.
7.10 Sales and Lease-Backs.
7.11 Chapter 11 Claims.
7.12 Transactions with Shareholders and Affiliates.
7.13 Disposal of Subsidiary Stock.
7.14 Conduct of Business.
7.15 Limitation on Repayments.
7.16 Markup and Markdown Policies.
7.17 Fiscal Year
7.18 Operating Agreement.
7.19 Restructuring Charges.


SECTION 8
EVENTS OF DEFAULT

8.1  Failure to Make Payments When Due.
8.2  Breach of Certain Covenants.
8.3  Other Defaults Under Loan Documents.
8.4  Breach of Warranty.
8.5  Bankruptcy Proceeding Events.
8.6  Involuntary Bankruptcy; Appointment of Receiver,
Dissolution, Etc.
8.7  Voluntary Bankruptcy; Appointment of Receiver, Etc.
8.8  Judgments.
8.9  Employee Benefit Plans.
8.10 Impairment of Collateral.
8.11 Impairment of Guaranty.
8.12 Default Under Material Contracts.
8.13 Material Adverse Effect

8.14 Change of Control.


SECTION 9
AGENT

9.1  Appointment.
9.2  Powers; General Immunity.
9.3  Representations and Warranties; No Responsibility For
Appraisal of Creditworthiness.
9.4  Right to Indemnity.
9.5  Payee of Note Treated as Owner
9.6  Successor Agent.
9.7  Collateral Documents.


SECTION 10
MISCELLANEOUS

10.1 Assignments and Participations in Loans and Letters of
Credit.
10.2 Expenses.
10.3 Indemnity.
10.4 Set-Off; Security Interest in Deposit Accounts.
10.5 Ratable Sharing.
10.6 Amendments and Waivers.
10.7 Independence of Covenants.
10.8 Notices.
10.9 Survival of Representations, Warranties and Agreements.
10.10     Failure or Indulgence Not Waiver; Remedies
Cumulative.
10.11     Marshalling; Payments Set Aside.
10.12     Severability.
10.13     Obligations Several; Independent Nature of
Lenders' Rights.
10.14     Headings.
10.15     Applicable Law.
10.16     Successors and Assigns.
10.17     Consent to Jurisdiction and Service of Process
10.18     Waiver of Jury Trial
10.19     Confidentiality.
10.20     Counterparts; Effectiveness.
10.21     Parties Including Trustees; Court Proceedings.

     Signature pages     S-1

EXHIBITS



I.   FORM OF BORROWING ORDER
II.  FORM OF NOTICE OF BORROWING
III. FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV.  FORM OF NOTE
V.   FORM OF BORROWING BASE CERTIFICATE
VI.  FORM OF COMPLIANCE CERTIFICATE
VII. FORM OF GUARANTY
VIII.     FORM OF PLEDGE AND SECURITY AGREEMENT
IX.  FORM OF TRADEMARK ASSIGNMENT
X.   FORM OF MORTGAGE
XI.  FORM OF CASH MANAGEMENT LETTER
XII. FORM OF OPINION OF CREDIT PARTY COUNSEL
XIII.     FORM OF OPINION OF O'MELVENY & MYERS
XIV. FORM OF ASSIGNMENT AND ACCEPTANCE
XV   FORM OF COLLATERAL ACCOUNT AGREEMENT

SCHEDULES


1.1A MORTGAGED PROPERTY
1.1B PETITION DATES
1.1C MATERIAL CONTRACTS
2.1  LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1  SUBSIDIARIES OF BORROWERS; NON-OPERATING SUBSIDIARIES;
     COLLATERAL MATTERS
5.2  CONSENTS
5.3  PROOFS OF CLAIM
5.5  REAL ESTATE AND LEASES
5.6  LITIGATION
5.7  TAX MATTERS
5.11 ERISA MATTERS
5.13 ENVIRONMENTAL MATTERS
5.14 EMPLOYEE MATTERS
5.16 CASH MANAGEMENT SYSTEM
5.17 INTELLECTUAL PROPERTY
7.2  EXISTING LIENS
7.3  EXISTING INVESTMENTS
7.4  EXISTING CONTINGENT OBLIGATIONS
7.15 PERMITTED PREPETITION REPAYMENTS


BA3DOCS1\0019656.01

            DEBTOR-IN-POSSESSION CREDIT AGREEMENT

     This DEBTOR-IN-POSSESSION CREDIT AGREEMENT is dated as of July 18, 1995 and entered into by and among MERRY-GO-ROUND ENTERPRISES, INC., a Maryland corporation, as debtor and debtor-in-possession ("MGRE"), MGR DISTRIBUTION CORPORATION, a Maryland corporation, as debtor and debtor-in-possession ("MGRD"), WORTHS STORES CORP., a Delaware corporation, as debtor and debtor-in-possession ("Worths"; and, together with MGRE and MGRD, each individually referred to herein as a "Borrower" and collectively as "Borrowers"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), as co-agent for Lenders (in such capacity, including its successors and assigns, "GE Co-Agent"), CITICORP USA ("CUSA"), as a co-agent for Lenders
(in such capacity, including its successors and assigns, "CUSA Co-Agent"; and, together with GE Co-Agent, the "Co-Agents").

                       R E C I T A L S

     WHEREAS, on January 11, 1994, MGRE and certain of its Subsidiaries (such term and other capitalized terms used in these Recitals without definition have the meanings set forth in subsection 1.1 of this Agreement) filed voluntary petitions for relief under the Bankruptcy Code, with the United States Bankruptcy Court for District of Maryland,
Baltimore Division (the "Court") and Worths and certain other Subsidiaries of MGRE have since filed petitions for relief under the Bankruptcy Code with the Court (such proceedings, Case Nos. 94-5-0161-SD et al. are hereinafter referred to as the "Chapter 11 Cases"). Each Borrower continues to operate its businesses and manage its properties as a debtor-in- possession pursuant to Sections
1107 and 1108 of the Bankruptcy Code.

     WHEREAS, Borrowers have requested Lenders to provide, subject to the Borrowing Base (as defined below), a revolving credit facility (including letters of credit) of up to $90,000,000 (including a standby letter of credit subfacility of up to $15,000,000 and a commercial letter of credit subfacility of up to $75,000,000) to fund working capital, issue letters of credit, repay and terminate the Existing Credit Facilities and make certain other payments during the Chapter 11 Cases, all as set forth herein and Lenders are willing to extend such postpetition credit to Borrowers in accordance with and on the terms and conditions set forth in this Agreement.

     WHEREAS, each of the Guarantors desires to guarantee the obligations of Borrowers hereunder pursuant to the Guaranty.obligations hereunder and under the other Loan
Documents by granting to Secured Party, on behalf of Lenders, a first or second priority (as the case may be) security interest in substantially all of their assets as set forth in the Pledge and Security Agreement and other
Collateral Documents.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Co-Agents hereby agree as follows:

SECTION 1.
DEFINITIONS

1.1. Certain Defined Terms.

     The following terms used in this Agreement shall have the following meanings:

     "Acceleration" means the declaration (whether automatic, by notice or otherwise) of all or any portion of the Loans or other Obligations to be immediately due and payable pursuant to Section 8.

     "Accounts" means all accounts, accounts receivable, other receivables and rights to payment of every nature, contract rights, chattel paper, instruments, documents and notes, whether now owned or hereafter acquired by any Borrower or any of its Subsidiaries and whether or not earned by performance.

     "Advance Percentage" means 50% at all times during the term of this Agreement; provided that the Advance Percentage shall be 55% for the fiscal months of September, October and November 1995, if both of the following conditions have been met to the reasonable satisfaction of Co-Agents: (a) Co-Agents shall have received an updated appraisal of all Inventory of Borrowers from Gordon Brothers Partners, Inc. in form and substance and with results satisfactory to Co-Agents; and (b) Consolidated Adjusted EBITDA as of July 29, 1995 for the two fiscal quarter period then ended shall be equal to or greater than the projected Consolidated Adjusted EBITDA amount for such period set forth in the Management Plan.

     "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agent" means, individually, each of the Co-Agents and Secured Party, and "Agents" means Co-Agents and Secured
Party collectively.

     "Agreement" means this Debtor-In-Possession Credit
Agreement dated as of July 18, 1995.

     "Asset Sale" means the sale by MGRE or any Credit Party to any Person other than MGRE or any other Credit Party of
(i) any of the capital stock of any of their respective Subsidiaries, (ii) substantially all of the assets of any division or line of business or product brands of MGRE or any of its Subsidiaries, or (iii) any assets (whether tangible or intangible) of MGRE or any of its Subsidiaries outside of the ordinary course of business.

     "Assignment and Acceptance" means an Assignment and Acceptance entered into by a Lender and an Eligible
Assignee, and accepted by Co-Agents, in substantially the form of Exhibit XIV annexed hereto.

     "Bankruptcy Code" means Title 11 of the United States
Code entitled "Bankruptcy", now in effect as hereafter amended from time to time, or any successor statute.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

     (i) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

     (ii) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (a) 1/2 of 1% per annum, plus (b) the rate obtained by dividing (1) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (2) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (c) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

     (iii)     1/2 of 1% per annum above the Federal Funds
Rate.

     "Borrower" and "Borrowers" has the meaning assigned to that term in the introduction to this Agreement.

     "Borrower's Account" means, with respect to Borrowers, the account of Borrowers maintained by Borrowers with Citibank at its offices at 399 Park Avenue, New York, New York 10043, as Disbursement Account No. 40676929, Account
Name: "Merry-Go-Round Enterprises, Inc. - Disbursement Account"; or any such other account as designated in writing by CUSA Co-Agent.

     "Borrowing Base" means, as of any date of determination, an amount equal to the Advance Percentage of the Dollar value of Eligible Inventory determined at the lower of cost using the retail method or market (less such reserves as Co-Agents in their reasonable business discretion may elect to establish including, without limitation, reserves for markdowns, shrinkage, the Seasonal Reserve referenced below and reserves for payment of professional fees and expenses related to the Chapter 11 Cases described in subsection 2.8). Co-Agents shall be entitled, at any time, to (i) establish and increase or decrease reserves against Eligible Inventory or the Borrowing Base, and (ii) impose additional requirements (or eliminate the same) to the standards of eligibility set forth in the definition of "Eligible Inventory", in each case in the exercise of their reasonable business discretion; it being understood and agreed that, in furtherance of, and not in limitation of, the foregoing, during the period from and including December 1, 1995 through and including February 28, 1996, Co-Agents may, in addition to any other reserves established and in their sole discretion, establish the Seasonal Reserve which shall be applied against the Borrowing Base. Co-Agents shall give Borrowers written notice of the establishment of, or any change in, any reserves or standards of eligibility, and such reserves or standards shall take effect for the Borrowing Base Certificate delivered by Borrowers in the next succeeding week following the date of such notice. Co-Agents may, but shall not be required to, rely on each Borrowing Base Certificate and any other schedules or reports delivered to Co-Agents in connection herewith in determining the then eligibility of Inventory. Reliance thereon by Co-Agents from time to time shall not be deemed to limit the right of Co-Agents to revise standards of eligibility as provided herein.

     "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit V annexed hereto delivered by Borrowers to Co-Agents pursuant to subsection
6.9.

     "Borrowing Order" shall mean an order of the Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) in the form attached hereto as
Exhibit I with any modifications approved by Co-Agents in their sole discretion.

     "Business Day" means for all purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York and Maryland or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close.

     "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Cash" means money, currency or a credit balance in a Deposit Account.

     "Cash Equivalents" means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 60 days from the date of acquisition thereof; (ii) marketable direct obligations issued in certificated form by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 60 days from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than 60 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within 60 days from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $500,000,000 (each Lender and each such commercial bank herein called a "Cash Equivalent Bank"); (v) time deposits having a maturity of 30 days or less with any Cash Equivalent Bank (whether such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank) and
(vi) balances maintained in Deposit Accounts included in the Cash Management System.

     "Cash Management Letters" means (i) the First National Cash Management Letter, the Citibank Cash Management Letter and each of the other letter agreements among each Credit Party, its Subsidiaries (if applicable), the financial institutions at which Deposit Accounts are located pursuant to the Cash Management System and Co-Agents, in each case substantially in the form of Exhibit XI annexed hereto with such changes as are acceptable to Co-Agents, (ii) the Direction Letters, and (iii) all other agreements with or directions to the financial institutions at which Deposit Accounts are located satisfactory to Co-Agents, in either case pursuant to which, in accordance with subsection 6.10, such financial institutions are to direct funds from such Deposit Accounts to the Collection Account (it being understood that funds may be transferred through intermediary accounts in the Cash Management System subject to Cash Management Letters prior to ultimate transfer to the Collection Account).

     "Cash Management System" means the system of Deposit
Accounts of Credit Parties and their Subsidiaries pursuant to which all Receipts of Credit Parties and such Subsidiaries are collected and distributed all as described in Schedule 5.16 annexed hereto, as it may be modified from time to time in accordance with the terms hereof.

     "Cash Restructuring Professional Fees" means cash professional fees paid in connection with the Chapter 11
Cases regardless of the period in which they were incurred.

     "Change of Control" means the occurrence of any of the following on or after the Closing Date:

     (i) any Person or "group" (within the meaning of Section 13(d) of the Exchange Act) of Persons becomes the beneficial owner, directly or indirectly, of outstanding shares of capital stock of MGRE entitling such Person or Persons to exercise more than 30% of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of the shareholders of MGRE; or

     (ii) a majority of the Board of Directors of MGRE or any successor thereto shall consist of Persons other than
(a) members of the Board of Directors of MGRE on the Closing Date, or (b) other members of the Board of Directors who shall have been recommended, approved or elected to succeed or to become a director by a majority of the members of the Board of Directors of MGRE on the Closing Date.

     "Chapter 11 Cases" means (i) the Chapter 11 Cases as defined in the recital clauses of this Agreement and (ii) any future cases in which any Credit Party has filed a petition for relief under the Bankruptcy Code.

     "CIT" means the CIT Group/Business Credit, Inc.

     "Citibank" means Citibank, N.A. in New York, New York.

     "Citibank Cash Management Letter" means the letter agreement substantially in the form of Exhibit XI annexed hereto, by and among Borrowers, Secured Party and Citibank and delivered pursuant to subsection 4.1D, which letter agreement shall be in form and substance reasonably satisfactory to Co-Agents.

     "Citibank Third-Party Account Agreement" means a Third-Party Account Agreement substantially in the form of Annex 1 to Exhibit XV annexed hereto, by and among MGRE, Secured Party and Citibank pursuant to which MGRE may maintain and own Investments in the Restricted Investment Account which Third-Party Account Agreement shall be in form and substance reasonably satisfactory to Co-Agents.

     "Closing Date" means the date on or before July 18, 1995, on which the initial Letters of Credit are issued.

     "Co-Agents" has the meaning assigned that term in the introduction to this Agreement.

     "Collateral" means all the real, personal and mixed property made subject to a Lien in favor of Secured Party pursuant to the Collateral Documents.

     "Collateral Account" means the Collateral Account established by Borrowers pursuant to the Pledge and Security Agreement pursuant to which Borrowers may pledge cash to Secured Party to secure the obligations of Borrowers to reimburse Issuing Lender for payments made under one or more Letters of Credit as provided in subsection 3.1A or Section 8.

     "Collateral Account Agreement" means a Collateral
Account Agreement substantially in the form of Exhibit XV annexed hereto, by and among MGRE or MGRR, as the case may be, Secured Party and a financial institution reasonably acceptable to Co-Agents, and entered into pursuant to subsection 7.3(v), which Collateral Account Agreement shall be in form and substance reasonably satisfactory to Co-
Agents.

     "Collateral Documents" means, collectively, the Pledge and Security Agreement, the Trademark Assignment, the Mortgage, the Cash Management Letters, the Collateral Account Agreement, the Citibank Third-Party Account Agreement and any other security agreements, pledge agreements, assignments, financing statements or other agreement, document or certificate now or hereafter granting Liens on the property of any Credit Party or any of its Subsidiaries to Secured Party for the benefit of Lenders.

     "Collection Account" means the Collection Account maintained in the name of Secured Party at Citibank pursuant to the Pledge and Security Agreement, pursuant to which all funds on deposit in the Deposit Accounts included in the Cash Management System are directed by Secured Party in accordance with subsection 6.10.

     "Commercial Letter of Credit" means any letter of credit or similar instrument issued in each case for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by any Borrower or any of its Subsidiaries in the ordinary course of business of such Borrower or such Subsidiary.

     "Commitment" means the commitment of a Lender to make
Loans to Borrowers pursuant to subsection 2.1A, and "Commitments" means such commitments of all Lenders in the aggregate.

     "Commitment Termination Date" means the earliest of (i) October 15, 1996, (ii) the effective date of a plan of reorganization in the Chapter 11 Cases, and (iii) the date of termination in whole of the Commitments pursuant to
Section 8.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit V annexed hereto delivered to Co-Agents and Lenders by Borrowers pursuant to subsection 6.1(iv).

     "Consolidated Adjusted EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense and, (iii) to the extent utilized in the calculation of Consolidated Net Income (a) provisions for taxes based on income, (b) total depreciation expense, (c) total amortization expense, (d) restructuring expenses and (e) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income (as provided in the definition thereof), all of the foregoing as determined on a consolidated basis for MGRE and its Subsidiaries in conformity with GAAP.

     "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of MGRE and its Subsidiaries) by MGRE and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of MGRE and its Subsidiaries; provided that Consolidated
Capital Expenditures shall not include (i) that portion of any Capital Lease which relates to the point of sale register system up to an aggregate amount of $8,000,000 and
(ii) expenditures made from the proceeds of any insurance awards received by MGRE and its Subsidiaries to repair or replace the damaged property with respect to which such proceeds were received.

     "Consolidated Cash Interest Expense" means Consolidated
Interest Expense excluding interest expense not paid in cash.

     "Consolidated Fixed Charges" means, for any period, the sum of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) Consolidated Capital Expenditures,
(iii) Cash Restructuring Professional Fees, and (iv) cure payments made in connection with leases assumed in the Chapter 11 Cases, all of the foregoing as determined on a consolidated basis for MGRE and its Subsidiaries in conformity with GAAP; provided that for purposes of this definition only, Consolidated Capital Expenditures shall be an amount equal to Consolidated Capital Expenditures for the applicable period minus the aggregate Net Cash Proceeds received by MGRE and its Subsidiaries for the period which are applied to capital expenditures as set forth in reasonable detail in an Officer's Certificate delivered to Co-Agents.

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Consolidated Adjusted EBITDA to
(ii) Consolidated Fixed Charges for such period.

     "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of MGRE and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of MGRE and its Subsidiaries, including without limitation, all commissions, discounts and other fees and charges with respect to letters of credit, but excluding, however, any amounts referred to in subsection 2.3B payable to any Agent or Lenders on or before the Closing Date and extraordinary amounts paid in respect of the Existing Credit Facilities on the Closing Date related to the prepayment and refinancing of such debt.

     "Consolidated Net Income" means, for any period, the net income (or loss) of MGRE and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

     "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of MGRE and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

     "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents and other occupancy costs paid or payable by MGRE and its Subsidiaries on a consolidated basis during that period under all Capital
Leases and Operating Leases to which MGRE or any of its Subsidiaries is a party as lessee.

     "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "Court" shall have the meaning assigned to it in the recital clauses hereof.

     "Credit Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Commitments, that Lender's Commitment and (ii) after the termination of the Commitments, the sum of (a) the aggregate outstanding principal amount of the Loans of that Lender plus (b) in the event that Lender is Issuing Lender, the aggregate amount of all drawings under Letters of Credit honored by that Lender and not theretofore reimbursed by Borrowers (in each case net of any participations purchased by other Lenders in the applicable Letters of Credit) plus
(c) the aggregate amount of all participations purchased by that Lender in any drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Borrowers plus (d) the aggregate amount of all participations purchased by that Lender in the undrawn amounts of all outstanding Letters of Credit.

     "Credit Party" means each Borrower and each Guarantor.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect any Borrower or any of its Subsidiaries against fluctuations in currency values.

     "CUSA Co-Agent" has the meaning assigned to that term in the introduction to this Agreement.

     "CUSA Co-Agent's Account" means the account of CUSA Co-Agent maintained by CUSA Co-Agent with CUSA at its office at 399 Park Avenue, New York, New York 10043, Account No. 3885-8061, Account Name: Citibank Concentration Account,
Attention: Patricia Ellis, Ref: "Merry-Go-Round" or any other account as designated in writing by CUSA Co-Agent.

     "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "Direction Letters" means, collectively, the direction letters from the Credit Parties and Secured Party to the financial institutions at which Deposit Accounts are located informing such institutions of, among other things, Secured Party's interest in such Deposit Accounts, which direction letters shall be in form an substance satisfactory to Co-Agents.

     "Dollars" and the sign "$" mean the lawful money of the United States of America.

     "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (a) such bank is acting through a branch or agency located in the United States or (b) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is acceptable to Co-Agents and has agreed to make Loans in accordance with the terms hereof and (B) any Lender and any Affiliate of any Lender.

     "Eligible Inventory" means, as determined by Co-Agents, based upon the most recent information delivered to Co-Agents, pursuant to this Agreement or other information available to Co-Agents, that portion of Inventory owned by any Borrower that shall be deemed to be "Eligible Inventory" for purposes of determining the amounts to be advanced, if any, pursuant to this Agreement. Without limiting the foregoing, in determining that portion of Inventory that constitutes Eligible Inventory, Co-Agents shall apply to the extent applicable the following requirements:

     (a) Title to the Inventory is held by a Borrower and the Inventory is subject to a perfected first priority security interest in favor of Secured Party and is not subject to any other adverse claim, interest or right;

     (b) The Inventory consists of (i) finished goods purchased or manufactured by a Credit Party in the ordinary course of its business, (ii) raw materials or piece goods or
(iii) identifiable finished goods carried as work-in-progress by a Credit Party in the ordinary course of business prior to the matching of the jackets and slacks;

     (c) The Inventory is in good condition and meets in all material respects all standards imposed by any Person having regulatory authority over such goods, its use and/or sale, is not obsolete or damaged, and is currently saleable in the normal course of such Credit Party's business;

     (d) None of the representations, warranties or covenants contained in this Agreement and the other Loan
Documents in respect of such Inventory has been breached by such Credit Party;

     (e) Except as provided in clause (h) below, the Inventory is located at one of the warehouses or retail locations operated by a Credit Party or is in-transit between Credit Parties;

     (f) The Inventory (1) has not been consigned or leased to or by any Person (other than consignment by a Credit Party to another Credit Party) and (2) is not, except as otherwise provided in clauses (e) or (h) of this definition, in-transit;

     (g)  The Inventory has not been returned to a Credit
Party from customers and not yet returned to regular stock at one of the locations permitted pursuant to clause (e) above;

     (h) The Inventory is being purchased pursuant to a Commercial Letter of Credit issued under this Agreement or a Remaining Documentary Letter of Credit and, at the time of issuance (or in the case of the Remaining Documentary Letters of Credit, on the date hereof), Co-Agents, in their sole discretion, are satisfied that, at the time of the drawing, on such Commercial Letter of Credit or Remaining Documentary Letter of Credit, (1) such Inventory will be in transit to one of the manufacturing facilities, warehouses or retail locations operated by Credit Parties, (2) all of the requirements set forth in clauses (a), (b), (c), (d), (f)(1), (g) and (i) shall have been satisfied, (3) Co-Agents shall have received reasonably satisfactory evidence that such Inventory is fully insured against risk of loss and that Secured Party is named as a loss payee thereunder and (4) Co-Agents and Issuing Lender shall have received such other instruments or documents as they may reasonably request; and

     (i) The Inventory is not determined by Co-Agents, in their reasonable business discretion, to be unacceptable for inclusion in the Borrowing Base.

     "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time during the past five years, maintained or contributed to by Credit Parties or any Persons who are or were, at the relevant time, their ERISA Affiliates and with respect to which any Credit Party could have any liability.

     "Environmental Claim" means any notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to any Credit Party, any of its Subsidiaries, any of their respective Affiliates or any Facility.

     "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, policies or decrees relating to
(i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Credit Party or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.),
the Federal Water Pollution Control Act ( 33 U.S.C.  1251
et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     "Equipment" means all equipment in all of its forms including, but not limited to, all machinery, furnishings, tools, supplies, motor vehicles and other equipment of any kind and nature, together with all parts thereof (including spare parts) and accessions thereto.

     "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, and any successor statute.

     "ERISA Affiliate", as applied to any Person, means (i) any corporation which is, or was at the relevant time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at the relevant time, a member;
(ii) any trade or business (whether or not incorporated) which is, or was at the relevant time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at the relevant time, a member.

     "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution (other than contributions that are being contested in good faith and as to which adequate reserves have been provided for in accordance with
GAAP) to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Credit Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Credit Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section

4212(c) of ERISA; (vii) the withdrawal by any Credit Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Credit Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any Credit Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or
(l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Credit Party or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     "Event of Default" means each of the events set forth in Section 8.

     "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time, and any successor statute.

     "Existing Credit Facility" means, collectively, (i) the Revolving Credit Agreement dated as of January 14, 1994, as amended through the Closing Date, among MGRE and MGRD, as borrowers, MGRR, as guarantor, the financial institutions party thereto and CIT, as agent, (ii) all agreements, documents and instruments pursuant to which any interest in collateral is granted or purported to be granted, created evidenced or perfected pursuant to such Revolving Credit Agreement, including without limitation, all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases, financing statements, fixture filings, registrations or similar documents and (iii) all ancillary agreements as to which any holder of any of the obligations evidenced by such Revolving Credit Agreement is a party or a beneficiary and all other agreements, instruments, documents and certificates including promissory notes, consents, assignments, contracts, and notices delivered in connection with any of the foregoing or the transactions contemplated thereby, in each case as any of the foregoing may be in effect as of the Closing Date.

     "Existing Letters of Credit" means the letters of credit outstanding prior to, and with an expiration date later than, the Closing Date and issued under the Existing
Credit

Facilities as set forth in the Officer's Certificate delivered to Co-Agents pursuant to subsection 4.1I.

     "Facilities"  means any and all real property
(including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated or used (for manufacturing, warehousing, sales or other business operations) by any Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by CUSA Co-Agent from three Federal funds brokers of recognized standing selected by it.

     "Final Order" means an order, judgment or other decree of the Court or any other court or judicial body with proper jurisdiction, as the case may be, which has not been reversed, stayed, modified or amended and to which (i) any right to appeal or seek certiorari, review or rehearing has been waived or (ii) the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending.

     "First National Cash Management Letter" means the letter agreement substantially in the form of Exhibit XI annexed hereto, by and among MGRE, Secured Party and First National Bank of Maryland and delivered pursuant to subsection 4.1D, which letter agreement shall be in form and substance reasonably satisfactory to Co-Agents.

     "Fiscal Year" means the fiscal year or fiscal period of Borrowers and their Subsidiaries, as the case may be, ending on the Saturday closest to January 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

     "Funding Date" means the date of the funding of a Loan.

     "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting
Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

     "GE Capital" has the meaning assigned to that term in the introduction to this Agreement.

     "GE Co-Agent" has the meaning assigned to that term in the introduction to this Agreement.

     "Governmental Authorization" means any permit, license, authorization, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

     "Guarantors" means each direct and indirect wholly owned subsidiary of MGRE party to the Guaranty.

     "Guaranty" means the Guaranty to be executed and delivered by each Guarantor on the Closing Date, substantially in the form of Exhibit IX annexed hereto.

     "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials;
(vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Environmental Laws.

     "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

     "Indemnitee" has the meaning assigned to that term in subsection 10.3.

     "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Credit Parties and their Subsidiaries as currently conducted that are material to the financial condition, business or operations of Credit Parties and their Subsidiaries, taken as a whole including, without limitation, any of the foregoing licensed to Credit Parties or any of their Subsidiaries by other Persons.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Borrowers or any of their Subsidiaries against fluctuations in interest rates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "Inventory" means all inventory in all of its forms including, but not limited to, (i) all goods and merchandise held by any Credit Party for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Credit Party's business, (iii) all goods in which any Credit Party has a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by any Credit Party and all accessions thereto and products thereof and all negotiable documents of title (including, without limitation, warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory.

     "Investment" means (i) any direct or indirect purchase or other acquisition by any Credit Party or any of their Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person, or (ii) any direct or indirect loan, advance (other than (a) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and (b) advances to or for the benefit of vendors made in connection with the purchase of Inventory) or capital contribution by any Credit Party or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Issuing Lender" means with respect to all Letters of Credit, Citibank.

     "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

     "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Schedule 2.1 hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to Borrowers and CUSA Co-Agent.

     "Letter of Credit" or "Letters of Credit" means
Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of any Borrower pursuant to subsection 3.1.

     "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate undrawn amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Borrowers (whether such reimbursement is out of the proceeds of Loans pursuant to subsection 3.3B or otherwise).

     "License Agreements" has the meaning assigned that term in subsection 5.17.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind
(including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Loan Documents" means (i) this Agreement, (ii) the
Notes, (iii) the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by any Borrower in favor of Issuing
Lender relating to, the Letters of Credit), (iv) the Guaranty, (v) the Collateral Documents, (vi) any Interest
Rate Agreements and (vii) any other agreements entered into between Credit Parties and Co-Agents relating to or in connection with the Cash Management System.

     "Loans" means the Loans made by Lenders to Borrowers pursuant to subsection 2.1A. Borrowings.

     "Management Plan" means the financial plan of MGRE and its Subsidiaries set forth in an Officer's Certificate delivered to Co-Agents pursuant to subsection 4.1J.

     "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal
Reserve System as in effect from time to time.

     "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, financial condition or prospects of Credit Parties, taken as a whole, or (ii) the material impairment of any material Collateral or (iii) the impairment of the ability of any Credit Party to perform any of their material obligations under the Loan Documents, or of any Agent or Lenders to enforce, the Obligations.

     "Material Contracts" means the contracts and agreements listed on Schedule 1.1C annexed hereto.

     "Meridian Ventures" means Meridian Ventures, Inc., a
South Carolina corporation.

     "MGRD" has the meaning assigned that term in the introduction to this Agreement.

     "MGRE" has the meaning assigned that term in the introduction to this Agreement.

     "MGRR" means MGRR, Inc., a Delaware corporation.

     "Mortgaged Property" has the meaning assigned to that term in subsection 4.1C.

     "Mortgage" means the deed of trust, dated as of the Closing Date and delivered by MGRE in favor of Secured Party, on behalf of Lenders, substantially in the form of
Exhibit X annexed hereto, pursuant to which MGRE is granting to Secured Party a second priority lien on the real property described on Schedule 1.1A.

     "Multiemployer Plan" means an Employee Benefit Plan that is a "multiemployer plan", as defined in Section 3(37) of ERISA.

     "Net Cash Proceeds" means, with respect to any Asset Sale, cash payments received from such Asset Sale net of bona fide direct costs of sale, including without limitation, (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (ii) payment of the outstanding principal amount, or premium or penalty, if any, and interest on any indebtedness (other than the Loans) required to be repaid under the terms thereof as a result of such Asset Sale, and (iii) any other costs or expenses incurred as a result of such Asset Sale, including without limitation, costs incurred in connection with leasing alternative facilities or relocation of Inventory.

     "Non-Operating Subsidiary" means as of any date of determination, any Subsidiary of any Borrower designated as such on Schedule 5.1 annexed hereto by such Borrower (as such Schedule 5.1 may be supplemented from time to time to reflect the designation of any other Subsidiary of a Borrower as a Non-Operating Subsidiary as set forth in an Officer's Certificate of such Borrower delivered to, and in form and substance reasonably satisfactory to, Co-Agents) and with respect to each such Subsidiary, each of the following statements is true: (i) such Subsidiary is not currently engaged in the conduct of business and does not plan to engage in the conduct of business in the future and
(ii) such Subsidiary does not have any material assets.

     "Notes" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1C on the Closing Date and
(ii) any promissory notes issued by any Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Commitments and Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto.

     "Notice of Borrowing" means a notice substantially in the form of Exhibit II annexed hereto delivered by any Borrower to CUSA Co-Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

     "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by any Borrower to Issuing Lender together with any application that Issuing Lender requires in accordance with its customary practice for the issuance of letters of credit pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit of the type requested.

     "Obligations" means all obligations of every nature of Credit Parties under the Loan Documents, including, without limitation, any liability of such Credit Party on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Credit Party under any Loan Document (including, without limitation, in the case of the Guarantors, the obligations to pay amounts pursuant to the Guaranty) and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Credit Party.

     "Officer" means, as applied to any corporation, its chairman of the board (if an officer), chief executive officer, president, its executive vice president or chief financial officer or its vice president of finance or controller.

     "Officer's Certificate" means a certificate executed on behalf of such corporation by an Officer; provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, to the best knowledge of the signer, such officer has made or has caused to be made such examination or investigation as is reasonably necessary to enable such officer to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, to the best knowledge of the signer, such condition has been complied with in all material respects.

     "Operating Agreements" means collectively (i) that certain Agreement, dated July 14, 1995, by and among MGRE and its Subsidiaries listed on the signature pages thereof relating to the ownership of Inventory and (ii) that certain Agreement, dated as of July 14, 1995, by and among MGRD and certain Subsidiaries of MGRE relating to the ownership of Inventory.

     "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property

(whether real, personal or mixed) that is not a Capital
Lease other than any such lease under which that Person is the lessor.

     "PBGC" means the Pension Benefit Guaranty Corporation
(or any successor thereto).

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section
401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

     (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

     (ii) Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet 60 days past due and with respect to which no enforcement action has been taken or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (iii)     Liens incurred or deposits made in the
ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, utility contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

     (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Credit Parties or any of their Subsidiaries;

     (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Credit Parties or any of their Subsidiaries;

     (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b); and

     (viii)    Liens in favor of customs and revenue
authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

provided that none of the foregoing shall be a "Permitted Encumbrance" to the extent it constitutes a Lien on Inventory other than (a) Liens described in clause (i) to the extent the aggregate amount secured by such Liens does not exceed $100,000 at any time and (b) Liens described in clause (viii) to the extent such Liens are terminated within three Business Days after the creation of such Lien.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Petition Date" means, with respect to any Credit Party which is a debtor in the Chapter 11 Cases, the date set forth opposite such Credit Party's name on Schedule 1.1B annexed hereto (as such Schedule may be supplemented from time to time to reflect the filing of petitions for relief under the Bankruptcy Code by additional Credit Parties as set forth in an Officer's Certificate of any such Credit Party delivered to, and in form and substance reasonably satisfactory to, Co-Agents).

     "Pledge and Security Agreement" shall mean the Pledge and Security Agreement, in substantially the form of Exhibit
VIII annexed hereto entered into between Secured Party and the Credit Parties.

     "Potential Event of Default" means a condition or event that has occurred or exists and with notice or lapse of time or both, would constitute an Event of Default.

     "Prepetition Indebtedness" means Indebtedness of any Credit Party which is a debtor in the Chapter 11 Cases outstanding on the Petition Date.

     "Pro Rata Share" means, with respect to each Lender, the percentage obtained by dividing (i) the Credit Exposure of that Lender by (ii) the aggregate Credit Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

     "Receipts" shall mean all cash, Cash Equivalents, checks, notes, drafts and any items of payment or collection received, by or on behalf of any Borrower or any of its Subsidiaries, or by any officers, employees or agents of any Borrower or any of its Subsidiaries or other Persons acting for or in concert with such Borrower or such Subsidiary to make collections on such Borrower's or such Subsidiary's behalf in connection with or in any way relating to Borrower or such Subsidiary or the operation of such Borrower's or such Subsidiary's business, including, without limitation, any proceeds received from (i) any sales of, or loans against, Accounts of any Borrower or any of its Subsidiaries (other than the Loans and Letters of Credit pursuant to this Agreement), (ii) any disposition of assets (including, without limitation, any disposition of assets permitted hereunder or consented to by Requisite Lenders, but excluding amounts applied to the repayment of indebtedness secured by a Lien on the assets subject to such disposition) or issuance or sale of equity securities by any Borrower or any of its Subsidiaries, (iii) the issuance or sale of Indebtedness by any Borrower or any of its Subsidiaries (other than the Obligations and other Indebtedness permitted by this Agreement), (iv) insurance policies (other than liability insurance payable directly or indirectly to a third party) maintained by any Borrower or any of its Subsidiaries, whether or not Secured Party is an additional insured or named as loss payee thereunder and (v) the successful prosecution (including any settlement) of any claims, actions or other litigation or proceeding by or on behalf of or against any Borrower or any of its Subsidiaries; it being understood and agreed that nothing contained in this definition shall in any respect be deemed to permit any transactions by any Borrower or any of its Subsidiaries otherwise restricted or prohibited by this Agreement.

     "Regulation D" means Regulation D of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

     "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

     "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment
(including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     "Remaining Documentary Letters of Credit" means the
Existing Letters of Credit which are documentary letters of credit identified in an Officers' Certificate delivered to

Co-Agents pursuant to subsection 4.1I, which will remain outstanding after the Closing Date.

     "Remaining Standby Letters of Credit" means the
Existing Letters of Credit which are standby letters of credit identified in an Officers' Certificate delivered to Co-Agents pursuant to subsection 4.1.I, which will remain outstanding after the Closing Date.

     "Requisite Lenders" means (i) Lenders having or holding more than 51% of the aggregate Credit Exposure of all Lenders and (ii) each Co-Agent, to the extent such Co-
Agent's Pro Rata Share exceeds 33-1/3%.

     "Restricted Investment Account" means the restricted investment account maintained in the name of Secured Party at Citibank pursuant to the Citibank Third-Party Account
Agreement.

     "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Credit Party now or hereafter outstanding, except a dividend payable solely in shares of stock to the holders of such shares, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Credit Party now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Credit Party now or hereafter outstanding, and
(iv) any Investment other than an Investment permitted pursuant to subsection 7.3.

     "Restructuring Professional Fees" means all professional fees incurred in connection with the Chapter 11
Cases.

     "Seasonal Reserve" means an additional reserve in an amount equal to the Seasonal Reserve Percentage times Eligible Inventory, with the Seasonal Reserve Percentage being equal to (i) 1.25% from December 1 through December 8, 1995, (ii) 2.50% from December 9 through December 15, 1995,
(iii) 3.75% from December 16 through December 22, 1995, and
(iv) 5.00% thereafter through February 28, 1996.

     "Secured Party" means GE Capital acting in its capacity as agent on behalf of the Lenders under the Collateral
Documents.

     "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "Settlement Date" has the meaning assigned to that term in subsection 2.1B(vi).

     "Standby Letter of Credit" means any standby letter of credit or similar instrument issued in each case for the purpose of supporting (i) workers' compensation liabilities of Borrowers or any of their Subsidiaries, (ii) the obligations of third party insurers of Borrowers or any of their Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iii) obligations with respect to Capital Leases or Operating Leases of Borrowers or any of their Subsidiaries, (iv) performance, payment, deposit or surety obligations of Borrowers or any of their Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, (v) obligations of MGRE to its new chief executive officer pursuant to an employment agreement, (vi) obligations of Borrowers or any of their Subsidiaries to insurance companies providing insurance to Borrowers and their Subsidiaries in an aggregate amount not to exceed $8,000,000 at any time, (vii) obligations to customs and revenue authorities to secure payment of custom duties in connection with the importation of goods, (viii) obligations of Credit Parties under Remaining Documentary Letters of Credit, Remaining Standby Letters of Credit and Steamship Guaranties and (ix) other obligations determined acceptable by Co-Agents and Issuing Lender; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy
Code).

     "Steamship Guaranties" means those certain guaranties issued by Chemical Bank pursuant to and in connection with certain letters of credit issued under the Existing Credit
Agreement in favor of certain shippers and other parties contracting with MGRE, which guaranties are outstanding on the Closing Date.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by any federal, state or local governmental authority or any political subdivision or taxing authority thereof, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or by any political subdivision or taxing authority thereof or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

     "Total Utilization of Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Loans (other than Loans made for the purpose of repaying any Loans reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage.

     "Trademark Assignment" means that certain Trademark
Assignment in substantially the form of Exhibit IX annexed hereto entered into between Secured Party and Credit
Parties.

     "UCC" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

1.2. Accounting Terms; Utilization of GAAP for Purposes of
     Calculations Under Agreement.

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lenders pursuant to clauses
(i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3. If any changes in accounting principles from those used in the preparation of the financial statements referred to in subsection 5.3 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by Borrowers with the agreement of its independent certified public accountants and such changes result in a change of the components of the calculation of any of the definitions, covenants or other provisions referred to in the immediately preceding sentence, Borrowers, Co-Agents and Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of MGRE and its Subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the components of the calculation of any of such definitions, covenants or other provisions shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Requisite Lenders, to reflect such change in accounting principles.

1.3. Other Definitional Provisions.

     For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter;
(b) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary; (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (d) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof; and (e) all references to "Sections" or "subsections" in a Loan Document shall be to Sections or subsections of such Loan Document unless otherwise specifically provided.


SECTION 2.
AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1. Commitments; Loans; Notes.

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower, herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to Borrowers, as joint and several obligors, from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Commitments is $90,000,000; provided that the Commitments of Lenders shall be adjusted to give effect to any assignments of the Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(i) and 2.4A(ii). Each Lender's Commitment shall expire on the Commitment Termination Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Commitments shall be paid in full no later than that date; provided that each Lender's Commitment shall expire immediately and without further action on July 18, 1995 if the initial Loans or Letters of Credit are not made or issued on or before that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Commitment Termination Date. Borrowers shall be jointly and severally liable with respect to the obligations under the Loans and with respect to all other Obligations.

     Anything contained in this Agreement to the contrary notwithstanding, the Loans and the Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

     i) in no event shall the Total Utilization of Commitments at any time exceed the lesser of (i) the aggregate
Commitments and (ii) the Borrowing Base, in each case as then in effect; and

     ii)  for 30 consecutive days during the month of January
1996, there shall be no outstanding Loans, it being understood that during such period Letters of Credit may be issued and may remain outstanding.

     B.   Borrowing Mechanics.

     (i) Each Loan (other than Loans made pursuant to subsection 3.3B for the purpose of reimbursing Issuing Lender for the amount of a drawing under a Letter of Credit) shall be made upon a Notice of Borrowing, given not later than 11:00 A.M. (New York City time) on the proposed Funding Date, by the applicable Borrower to CUSA Co-Agent. Each such Notice of Borrowing shall be by telex, telecopier or cable, confirmed promptly in writing, specifying therein (i) the identity of such Borrower, (ii) the proposed Funding Date (which shall be a Business Day) and (iii) aggregate amount of the proposed Loans. Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting Loans thereunder.

     (ii) Upon receiving any Notice of Borrowing, CUSA Co-Agent, in its sole discretion, may (but shall not be obligated), upon prior notice to Lenders, make such Loans for its own account on behalf of Lenders (each such Loan, a "Disproportionate Loan") subject to fulfillment of the applicable conditions set forth in Section 4, and shall be entitled to settlement with Lenders, and Lenders shall be unconditionally obligated to make such settlement, in accordance with subsection 2.1B(v); provided, however, that the failure of CUSA Co-Agent to provide such notice to Lenders shall not affect the obligations of Lenders to participate in such Disproportionate Loan in accordance with the provisions set forth herein. CUSA Co-Agent shall make available any such Disproportionate Loan in same day funds for disbursement to the applicable Borrower in accordance with subsection 2.1B(iv). Immediately upon the making of each Disproportionate Loan, CUSA Co-Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from CUSA Co-Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Disproportionate Loan and the Obligations of Borrowers under this Agreement in respect thereof in an amount equal to such Lender's Pro Rata Share of such Disproportionate Loan. Notwithstanding the preceding sentence, if CUSA Co-Agent makes any such Disproportionate Loan for its own account on behalf of Lenders, such Disproportionate Loan shall constitute a Loan by CUSA Co-Agent for all purposes under the Loan Documents; provided, however, that forthwith upon demand by CUSA Co-Agent, each other Lender shall pay for its participation in each outstanding Disproportionate Loan by making a Loan in an amount equal to the amount of its participation in such Disproportionate Loan (but without any requirement for compliance with the provisions of subsections 2.1A and 2.1B or the applicable conditions set forth in Section 4) and shall make available for the account of its Lending Office to CUSA Co-Agent at CUSA Co-Agent's Account, in same day funds, such Lender's Pro Rata Share of such Loan. If and to the extent that any Lender shall not have so made the amount of such Loan available to CUSA Co-Agent, such Lender and Borrowers severally agree to pay to CUSA Co-Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by CUSA Co-Agent until the date such amount is paid to CUSA Co-Agent, at (i) in the case of any Borrower, the interest rate applicable at such time under subsection 2.2 to Loans and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to CUSA Co-Agent such amount, such amount so paid shall constitute such Lender's Loan for purposes of this Agreement. All interest accrued on any such Disproportionate Loan shall be for CUSA Co-Agent's Account; provided that from and after the date on which a Lender pays for its participation, interest accrued on the Loans made to pay for such participation shall be for the account of such Lender.

     (iii)     If CUSA Co-Agent receives a Notice of
Borrowing and does not make Disproportionate Loans for its own account as provided in subsection 2.1B(ii), CUSA Co-
Agent shall give each Lender not later than 12:00 P.M. (New
York City time) on the Proposed Funding Date a copy of such Notice of Borrowing by telex, telecopier or cable. In such case, each Lender shall, not later than 3:00 P.M. (New York
City time) on the proposed Funding Date, make available to CUSA Co-Agent such Lender's Pro Rata Share of such Loan by depositing same day funds in CUSA Co-Agent's Account.
Unless

CUSA Co-Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available to CUSA Co-Agent such Lender's Pro Rata Share of such Loan, CUSA Co-Agent may assume that such Lender has made such portion available to CUSA Co-Agent on the proposed Funding Date in accordance with this subsection 2.1B(iii) and CUSA Co-Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount pursuant to subsection 2.1B(iv). If and to the extent that such Lender shall not have so made such Pro Rata Share available to CUSA Co-Agent, such Lender and Borrowers severally agree to repay or pay to CUSA Co-Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid or paid to CUSA Co-Agent, at (i) in the case of any Borrower, the interest rate applicable at such time under subsection 2.2 to Loans and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to CUSA Co-Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such borrowing for purposes of this Agreement.

     (iv) Upon fulfillment of the applicable conditions set forth in Section 4, CUSA Co-Agent shall make funds for any Loan available to the applicable Borrower by crediting the applicable Borrower's Account; provided, however, that in the case of a Loan that is made pursuant to subsection 2.1B(iii), CUSA Co-Agent shall only make available to such Borrower any funds received or assumed to have been received from Lenders in accordance with subsection 2.1B(iii); provided further, however, that in the case of any Loan, CUSA Co-Agent shall first make a portion of such funds equal to any unreimbursed drawing under any Letter of Credit available to Issuing Lender for reimbursement of such drawing; and provided still further, however, that, notwithstanding anything in this Section 2 to the contrary, the amount of funds made available as Loans pursuant to this subsection 2.1B(iv) shall be reduced by an amount equal to the net remaining amount of Available Funds on deposit in the Collection Account and transferred to Borrower's Account pursuant to subsection 6.10B(v) on the Funding Date; it being understood and agreed that to the extent funds made available as Loans are so reduced, the Notice of Borrowing applicable to such Loans shall be deemed to be a Notice of Borrowing for the amount of Loans actually made pursuant to this subsection 2.1B(iv) and CUSA Co-Agent shall give Borrowers written notice on the Funding Date of such amount which notice shall be conclusive and binding absent manifest error.

     (v) CUSA Co-Agent shall notify Lenders not later than 12:00 P.M. (New York City time) (a) on Thursday of each week with respect to amounts due from Lenders pursuant to subsection 2.1B(ii), (b) upon the date of receipt by CUSA Co-Agent of any payments of principal (including reimbursements of drawings under Letters of Credit), interest, or fees under this Agreement or the other Loan Documents, (c) on the Commitment Termination Date and (d) at such other times as CUSA Co-Agent in its discretion deems necessary or appropriate (each such date a "Settlement Date") of the aggregate amount of Loans outstanding and the aggregate amounts payable by CUSA Co-Agent to each Lender or from each Lender to CUSA Co-Agent.
On each Settlement Date, all amounts due from CUSA Co-Agent to each Lender shall be (after deduction of any amounts due from such Lender to CUSA Co-Agent) unconditionally paid by CUSA Co-Agent before 3:00 P.M. (New York City time) on such Settlement Date by depositing same day funds in an account identified in writing to CUSA Co-Agent by such Lender. On each Settlement Date, all amounts due from each Lender to CUSA Co-Agent (after deduction of any amounts due from CUSA Co-Agent to such Lender) shall be unconditionally paid by such Lender before 3:00 P.M. (New York City time) on such Settlement Date by depositing same day funds in CUSA Co-Agent's Account. If any Lender does not make any payment to CUSA Co-Agent on any Settlement Date in accordance with this subsection 2.1B(v), Borrowers shall make such payment immediately upon CUSA Co-Agent's demand therefor and shall pay interest thereon at the Base Rate plus 1/2%.

     (vi) The failure of any Lender to make the Loan to be made by it as part of any borrowing requested hereunder or to make any payment on any Settlement Date or as payment for any participation in any Disproportionate Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on any Funding Date or to make any payment on any Settlement Date or as payment for any participation in any Disproportionate Loan, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date or to make any payment on any Settlement Date or as payment for any participation in any Disproportionate Loan. Nothing in this subsection 2.1 shall be deemed to prejudice any rights Borrowers may have against any Lender resulting from any default by a Lender under this subsection 2.1.

     C. Notes. Borrowers shall execute and deliver on the Closing Date to each Lender a Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's Loans, in the principal amount of that Lender's Commitment and with other appropriate insertions.

2.2. Interest on the Loans.

     A. Rate of Interest. Subject to the provisions of subsections 2.2E, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate per annum equal at all times to the sum of the Base Rate plus one and one-half percent (1.5%) per annum payable in arrears (i) monthly through the last day of each month on the first Business Day of the next succeeding month; (ii) upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and
(iii) on the Commitment Termination Date.

     B. Default Rate. Upon the occurrence and during the continuation of any Potential Event of Default or Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Loans; provided that if a Potential Event of Default is cured prior to becoming an Event of Default, Borrowers shall not be required to pay any default rate of interest accrued as a result of such Potential Event of Default. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2B is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agents or any Lender. Payment of increased rates of interest by Borrowers pursuant to this subsection 2.2B shall not be deemed an admission of the existence of an Event of Default.

     C. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3. Fees.

          Commitment Fees. Borrowers agree to pay to CUSA Co-Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to (i) the average of the daily excess of the Commitments over the sum of (a) the aggregate principal amount of Loans outstanding plus (b) the Letter of Credit Usage multiplied by (ii) 1/2 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable monthly in arrears, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.

          Other Fees. Borrowers agree to pay to Co-Agents all other fees due and payable pursuant to that certain Fee
Letter dated June 9, 1995, by and among MGRE and Co-Agents.

2.4. Reductions in Commitments and Mandatory Prepayments;
General Provisions Regarding Payments.

     A.   Reductions in Commitments and Mandatory
Prepayments.

     (i) Voluntary Reductions of Commitments. Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Co-Agents (which notice Co-Agents will promptly transmit by telegram, telex or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and provided further that, the Commitments shall not be reduced to less than $50,000,000 pursuant to this subsection 2.4A(i) except pursuant to a termination in whole of the Commitments. Borrowers' notice to Co-Agents shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share.

     (ii) Mandatory Prepayments and Mandatory Reductions of
Commitments.

     (a)  Prepayments from the Collection Account.
Borrowers hereby irrevocably authorize Secured Party to apply on a daily basis all available funds on deposit in the Collection Account to the prepayment of Loans then outstanding.

     (b) Prepayments Due to Reductions or Restrictions of Commitments. Borrowers shall from time to time prepay the Loans to the extent necessary (1) so that the Total Utilization of Commitments shall not at any time exceed the lesser of (x) the Commitments and (y) the Borrowing Base, in each case then in effect and (2) to give effect to the limitations set forth in clause (ii) of the second paragraph of subsection 2.1A.

     B.   General Provisions Regarding Payments.

     (i) Manner and Time of Payment. Notwithstanding anything herein to the contrary, all payments by Borrowers of principal, interest, fees, reimbursements of drawings under Letters of Credit and other Obligations hereunder and under the Notes shall be made without defense, setoff or counterclaim, and free of any restriction or condition, from funds on deposit in the Collection Account. Borrowers hereby irrevocably authorize Secured Party to apply available funds on deposit in the Collection Account to make all such payments due. Any payments received by CUSA Co-Agent after 1:00 P.M. (New York City time) shall be deemed to have been paid by the applicable Borrower on the next succeeding Business Day. CUSA Co-Agent shall disburse to each Lender and Issuing Lender, as the case may be, the amount of any such payment made on behalf of such Lender or Issuing Lender, when and as received.

     (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid. All payments shall be applied in the following order: (a) then due and payable fees, costs and expenses owing to Agents and Lenders; (b) then due and payable interest payments; (c) principal payments (including reimbursements of drawings under Letters of Credit); (d) any other Obligations then due and payable; and (e) cash collateralization of Letters of Credit to the extent then required pursuant to this Agreement.

     (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. CUSA Co-Agent shall in accordance with subsection 2.1B(v) distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by CUSA Co-Agent and the commitment fees of such Lender when received by CUSA Co-Agent pursuant to subsection 2.3.

     (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

     (v) Notation of Payment. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of any Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5. Use of Proceeds.

     A. Loans and Letters of Credit. The proceeds of the initial Loans and Letters of Credit shall be applied by Borrowers to repay all obligations and terminate all commitments in respect of the Existing Credit Facilities
(other than the Remaining Documentary Letters of Credit,
Remaining Standby Letters of Credit and the Steamship
Guaranties), and any excess proceeds of the initial Loans and Letters of Credit and the proceeds of any subsequent
Loans and Letters of Credit shall be applied by Borrowers for working capital and general corporate purposes.

     B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by any Credit Party in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6. Increased Costs; Taxes; Capital Adequacy.

     A.   Compensation for Increased Costs and Taxes.
Subject to the provisions of subsection 2.6B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any change after the date hereof in any law, treaty or governmental rule, regulation or order, or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

     (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

     (ii) imposes, modifies or holds applicable any reserve
(including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, the applicable lending office of such Lender; or

     (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrowers (with a copy to Co-Agents) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.6A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   Withholding of Taxes.

     (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender (for which payment need not be free and clear but no deduction or withholding shall be made unless required under applicable law)) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

     (ii) Grossing-up of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by such Borrower to CUSA Co-Agent or any Lender under any of the Loan Documents:

     (a) such Borrower shall notify CUSA Co-Agent of any such requirement or any change in any such requirement as soon as such Borrower has knowledge of it;

     (b) such Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on CUSA Co-Agent or such Lender, as the case may be) on behalf of and in the name of CUSA Co-Agent or such Lender;

     (c) the sum payable by such Borrower to CUSA Co-Agent or a Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, CUSA Co-Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

     (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, such Borrower shall deliver to CUSA Co-Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender.

     (iii) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to CUSA Co-Agent for transmission to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or CUSA Co-Agent (each in the reasonable exercise of their discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations
Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. Borrowers shall not be required to pay any additional amount to any such Lender under clause (c) of subsection 2.6B(ii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.6B(iii) shall relieve Borrowers of their obligation to pay any additional amounts pursuant to clause (c) of subsection 2.6B(ii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof, in each case after the date hereof, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitment or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance, then from time to time, within five Business Days after receipt by any Borrower from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrowers (with a copy to CUSA Co-Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.7. Obligation of Lenders and Issuing Lender to Mitigate.

     Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender or Issuing Lender to receive payments under subsection 2.6 or subsection 3.6, it will, to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.6 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.7 unless Borrowers agree to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above; provided further that such Lender or Issuing Lender shall not be obligated to utilize such lending or letter of credit office if it determines in its sole discretion that it is economically disadvantageous to do so. A certificate as to the amount of any such expenses payable by any Borrower pursuant to this subsection 2.7 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to such Borrower (with a copy to CUSA Co-Agent) shall be conclusive absent manifest error.

2.8. Superpriority Nature of Obligations.

     All Obligations under the Loan Documents shall constitute allowed administrative expense claims in the Chapter 11 Cases against Credit Parties which are debtors in the Chapter 11 Cases with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b)
and 726 of the Bankruptcy Code; provided that, upon the occurrence and during the continuance of an Event of Default under this Agreement or the exercise by any Agent or any Lender of its remedies after an Event of Default, such claims shall be subject to: (i) unpaid professional fees and expenses allowed in the Chapter 11 Cases in an aggregate amount (determined without regard to fees and expenses awarded or otherwise paid on an interim basis) not to exceed $5,000,000; and (ii) fees payable to the United States Trustee pursuant to 28 U.S.C. 1930(a)(6).

2.9. Joint and Several Liability; Payment Indemnifications.

     (i) All Obligations of Borrowers under the Loan Documents shall be the joint and several Obligations of each Borrower. The Obligations of and the Liens granted by any such Borrower under the Loan Documents shall not be impaired or released by any ction or inaction on the part of any Agent or any Lender with respect to any other Credit Party, including any action or inaction which would otherwise release a surety.

     (ii) In order to provide for just and equitable contribution between the Borrowers if any payment is made by a Borrower (a "Funding Borrower") in discharging any of the Obligations, that Funding Borrower shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among Borrowers on the basis of the relative benefits received by Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Borrower by reason thereof shall be subject and subordinate to the prior cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations, limit, release or otherwise impair any rights of any Agent or any Lender under the Loan Documents, or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional, to repay the Obligations. The obligation of any Borrower to make any contribution to another Borrower under this subsection 2.9 shall be deemed an expense of administration of such Borrower arising under Section 503(b) of the Bankruptcy Code and shall be junior in priority to all Obligations of such Borrower under the Loan Documents.


SECTION 3.
LETTERS OF CREDIT

3.1. Issuance of Letters of Credit and Lenders' Purchase of
Participations Therein.

     A. Letters of Credit. In addition to any Borrower requesting that Lenders make Loans pursuant to subsection
2.1A, any Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Commitment Termination Date, that Issuing Lender issue
Letters of Credit for the account of such Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Issuing Lender shall issue such Letters of Credit in accordance with the provisions of this subsection 3.1;
provided that no Borrower shall request that Issuing Lender issue (and Issuing Lender shall not issue):

     (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Commitments would exceed the lesser of (a) the aggregate Commitments or (b) the Borrowing Base, in each case as then in effect; provided that Issuing Lender may assume the foregoing conditions are met to the extent CUSA Co-Agent has not notified Issuing Lender otherwise;

     (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage (a) with respect to Commercial Letters of Credit would exceed $75,000,000 and
(b) with respect to Standby Letters of Credit would exceed $15,000,000 (provided that the Letter of Credit Usage with respect to Standby Letters of Credit may exceed $15,000,000 by an amount not to exceed the amount available for drawing under the Standby Letter of Credit issued to CIT on the Closing Date as long as the total Letter of Credit Usage at no time exceeds $90,000,000);

     (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; provided, further that Issuing Lender shall deliver a written notice to CUSA Co-Agent setting forth the last day on which Issuing Lender may give notice that it will not extend such Standby Letter of Credit (the "Notification Date" with respect to such Standby Letter of Credit) at least ten Business Days prior to such Notification Date; and provided, further that, unless Requisite Lenders otherwise consent, Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date; or

     (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (1) 30 days prior to the Commitment Termination Date (except as otherwise provided in the next succeeding sentence) and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to Issuing Lender in its reasonable discretion.

Notwithstanding the provisions of clause (iv)(a)(1) of the this subsection 3.1A, Issuing Lender may issue Commercial Letters of Credit otherwise in accordance with the provisions of this Agreement with an expiration date later than the Commitment Termination Date but on or prior to December 15, 1996; provided that, (x) the aggregate face amount of all such Commercial Letters of Credit shall not exceed $40,000,000 and (y) no later than 30 days prior to the Commitment Termination Date, Borrowers shall pay to CUSA Co-Agent Cash or Cash Equivalents in an amount equal to 105% of the maximum amount that may at any time be drawn under all such Commercial Letters of Credit then outstanding, such amounts to be held in the Collateral Account.

     B.   Mechanics of Issuance.

     (i) Notice of Issuance. Whenever a Borrower desires the issuance of a Letter of Credit, it shall deliver to Issuing Lender a Notice of Issuance of Letter of Credit no later than 11:00 A.M. (New York City time) at least five Business Days, in the case of a request for issuance of a Standby Letter of Credit, or at least one Business Day, in the case of a request for issuance of a Commercial Letter of Credit, or, in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, in Dollars, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its sole discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day; provided further that anything to the contrary in this Agreement notwithstanding, any Borrower may, with Issuing Lender's consent, deliver a Notice of Issuance of Letter of Credit electronically to Issuing Lender, in which such event such Borrower shall be deemed for all purposes hereunder and the other Loan Documents to have delivered a written Notice of Issuance of Letter of Credit hereunder.

     Borrowers shall notify the Issuing Lender and Co-Agents prior to the issuance of any Letter of Credit in the event that any of the matters to which any Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer materially true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit such Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which such Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

     (ii) Notification to Lenders. Issuing Lender shall furnish to each Lender by 12:00 Noon (New York City time) on Thursday of each week, a written report summarizing issuance and expiration dates of all Letters of Credit issued during the previous week (together with copies thereof) and drawings during such week of all Letters of Credit and setting forth each Lender's participation therein.

     (iii)     Issuance of Letter of Credit.  Upon
satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing
Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

     (iv) Reports to Lenders. Within 15 days after the end of each month ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such month, Issuing Lender shall deliver to each other Lender a report setting forth the average for such month of the daily maximum amount available to be drawn under the Letters of Credit issued by Issuing Lender that were outstanding during such month and a copy of the same shall be delivered to Borrowers.

     C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby severally agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2. Letter of Credit Fees.

     Borrowers agree to pay the following amounts to CUSA Co-
Agent on behalf of Issuing Lender and Lenders with respect to Letters of Credit issued by it:

     (i) with respect to each Standby Letter of Credit, (a) a letter of credit fee equal to 2.25% per annum of the average daily maximum amount available to be drawn under such Standby Letter of Credit, payable monthly in arrears on the first Business Day of the next succeeding month and computed on the basis of a 360-day year for the actual number of days elapsed;

     (ii) with respect to Commercial Letters of Credit, a letter of credit fee equal to 2.00% per annum of the aggregate maximum amount outstanding for all such Commercial Letters of Credit, in each case payable monthly in arrears on the first Business Day of the next succeeding month and computed on the basis of a 360-day year and the actual number of days elapsed; and

     (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges in accordance with

Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

Upon the occurrence and during the continuation of a Potential Event of Default or Default the Letter of Credit fees otherwise payable pursuant to clauses (i) and (ii) above shall be increased by 2.00%; provided that if a Potential Event of Default is cured prior to becoming an Event of Default, Borrower shall not be required to pay the additional Letter of Credit fees accrued as a result of such Potential Event of Default. All fees payable with respect to Letters of Credit shall continue to accrue and be payable as provided herein as long as any Letters of Credit remain outstanding irrespective of whether or not the Commitment Termination Date has occurred.

     Promptly upon receipt by CUSA Co-Agent of (a) any amount described in clause (i) or (ii) of this subsection 3.2, CUSA Co-Agent shall distribute to each other Lender its Pro Rata Share of such amount and (b) any other amount described in clause (iii) above, CUSA Co-Agent shall distribute such amount to Issuing Lender.

3.3. Drawings and Reimbursement of Amounts Drawn Under
Letters of Credit.

     A. Responsibility of Issuing Lender With Respect to Requests For Drawings. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

     B. Reimbursement by Borrower of Amounts Drawn Under Letters of Credit. In the event Issuing Lender has determined to honor a request for drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify the applicable Borrower and Co-Agents, and such Borrower shall reimburse Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars in same day funds equal to the amount of such drawing from funds on deposit in the Collection Account; provided that, anything contained in this Agreement to the contrary notwithstanding, if the funds on deposit in the Collection Account are insufficient to reimburse Issuing Lender for such drawing (i) such Borrower shall be deemed to have given a timely Notice of Borrowing to CUSA Co-Agent requesting Lenders to make Loans on the Reimbursement Date in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Loans in the amount of such drawing, the proceeds of which shall be applied directly by CUSA Co-Agent to reimburse Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Loans are not received by Issuing

Lender on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing, such Borrower shall reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make
Loans on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights they may have against any Lender resulting from the failure of such Lender to make such Loans under this subsection
3.3B.

     C.   Payment by Lenders of Unreimbursed Drawings Under
Letters of Credit.

     (i) Payment by Lenders. In the event that any Borrower shall fail for any reason to reimburse Issuing Lender as provided in subsection 3.3B by the close of business of Issuing Lender on the Reimbursement Date in an amount equal to the amount of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall notify each other Lender by 12:00 Noon (New York City time) on the next Business Day immediately following the Reimbursement Date of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Lender is located) after the date notified by Issuing Lender. In the event that any Lender fails to make available to Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Federal Funds Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from Issuing Lender any amounts made available by such Lender to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Lender.

     (ii) Distribution to Lenders of Reimbursements Received From Borrowers. In the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by Issuing Lender from Borrower in reimbursement of such drawing when such payments are received. Any such distribution shall be made by wire transfer of funds to a Lender in accordance with the written payment instructions provided by such Lender to Issuing Lender.

     D.   Interest on Amounts Drawn Under Letters of Credit.

     (i) Payment of Interest by Borrower. Borrowers agree to pay to Issuing Lender, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Loans (excluding any default rate of interest which may then be payable on Loans). Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

     (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i), (a) Issuing Lender shall distribute to each other Lender by 3:00 P.M. (New York City time), out of the interest received by Issuing Lender in respect of the period from the date of the applicable drawing under a Letter of Credit issued by Issuing Lender to but excluding the date on which Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which Issuing Lender was so reimbursed by other Lenders to and including the date on which such portion of such drawing is reimbursed by Borrowers. Any such distribution shall be made by wire transfer to a Lender in accordance with the written payment instructions provided by such Lender to Issuing Lender.

3.4. Obligations Absolute.

     The obligation of Borrowers to reimburse Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

     (i) any lack of validity or enforceability of any Letter of Credit;

     (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Lender or any other Person or, in the case of a Lender, against any Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between such Borrower and the beneficiary for which any Letter of Credit was procured);

     (iii)     any draft, demand, certificate or other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (iv) payment by Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

     (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of such Borrower;

     (vi) any breach of this Agreement or any other Loan
Document by any party thereto;

     (vii)     any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing;
or

     (viii)    the fact that an Event of Default or a
Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Lender or its officers, employees or agents under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5. Indemnification; Nature of Issuing Lender's Duties.

     A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Borrowers hereby jointly and severally agree to protect, indemnify, pay and save harmless Issuing Lender and its officers, employees or agents from and against any and all claims, demands, liabilities, damages, losses, and reasonable costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of Issuing Lender or its officers, employees or agents as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or
(ii) the failure of Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

     B. Nature of Issuing Lender's Duties. As between Borrowers and Issuing Lender, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms;
(vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Lender under any resulting liability to Borrowers.

     Notwithstanding anything to the contrary contained in this subsection 3.5, Borrowers shall retain any and all rights they may have against Issuing Lender and its officers, employees or agents for any liability arising solely out of the gross negligence or willful misconduct of Issuing Lender or its officers, employees or agents, as determined by a final judgment of a court of competent jurisdiction.

3.6. Increased Costs and Taxes Relating to Letters of
Credit.

     Without limiting the provision of subsection 2.6, in the event that Issuing Lender or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any change after the date hereof in any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Issuing Lender or any Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

     (i) subjects Issuing Lender or such Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of Issuing Lender or such Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by Issuing Lender;

     (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by Issuing Lender or participations therein purchased by any Lender; or

     (iii)     imposes any other condition on or affecting
Issuing Lender or such Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to Issuing Lender or such Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by Issuing Lender or such Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrowers shall promptly pay to Issuing Lender or such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Issuing Lender or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Issuing Lender or such Lender shall deliver to Borrowers a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Issuing Lender or such Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

3.7. Letter of Credit Agent.

     With respect to all documents of title, certificates and other documentation delivered in connection with any Commercial Letters of Credit, Issuing Lender shall act as agent for Secured Party. Secured Party hereby appoints
Issuing Lender as its agent for such purposes and Issuing
Lender hereby accepts such appointment.


SECTION 4.
CONDITIONS TO LOANS AND LETTERS OF CREDIT

     The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions:

4.1. Conditions to Initial Loans and Letters of Credit.

     The obligations of Lenders to make any Loans or issue any Letters of Credit to be made or issued on the Closing
Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. Credit Party Documents. On or before the Closing Date, each Credit Party shall deliver or cause to be delivered to Lenders (or to Co-Agents for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

     (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the State of its incorporation and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Closing Date;

     (ii) Copies of its Bylaws, certified as of the Closing
Date by its corporate secretary or an assistant secretary;

     (iii)     Resolutions of its Board of Directors
approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

     (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan
Documents;

     (v) Originals of this Agreement and the Notes (duly executed by Borrowers in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents; and

     (vi) Such other documents as Co-Agents or Issuing
Lender may reasonably request.

     B. Security Interests. Each Credit Party shall have taken or caused to be taken (and Secured Party shall have received satisfactory evidence thereof) such actions in such a manner so that Secured Party has (or shall have upon the filing of the financing statements and Trademark Assignment delivered to Secured Party on the Closing Date) a valid and perfected first priority security interest as of such date in the entire Collateral (to the extent required by the Pledge and Security Agreement and Collateral Documents related thereto). Such actions shall include, without limitation, (i) delivery of appropriate Lien, judgment and tax searches as Co-Agents shall request in all applicable jurisdictions for the Credit Parties in form and substance satisfactory to Co-Agents, (ii) the delivery pursuant to the Pledge and Security Agreement by each Credit Party of such certificates (which certificates shall be registered in the name of Secured Party or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Co-Agents) representing all of the capital stock of each Subsidiary of each Credit Party required to be pledged pursuant to the Pledge and Security Agreement, (iii) filing of Uniform Commercial Code financing statements and the Trademark Assignment, as to the Collateral for all jurisdictions as Co-Agents deem necessary or desirable to perfect Lenders' security interests in the Collateral and
(iv) delivery of all other evidence reasonably satisfactory to Secured Party that all other filings, recordings and other actions as Co-Agents deem necessary or advisable to establish, preserve and perfect the first priority Liens granted to Secured Party on behalf of Lenders shall have been made or provided for.

     C. Mortgage. MGRE shall have executed and delivered to Secured Party, for the benefit of Lenders, a Mortgage and such other agreements, instruments and documents as Co-Agents may reasonably require in order to effect a valid, perfected and enforceable second priority lien and security interest in favor of Secured Party on behalf of Lenders in the real property described on Schedule 1.1A and in all improvements now or hereafter located thereon (each such property, a "Mortgaged Property") (it being understood that Secured Party will rely on the Borrowing Order as to perfection and will not record the Mortgage). Co-Agents shall have received from MGRE, a title report on the Mortgaged Property issued by a company satisfactory to Co-Agents, and which shall indicate that (i) the Obligations are secured by a valid second Lien on the Mortgaged Property subject only to the title exceptions approved by Co-Agents, and (ii) MGRE is current in the payment of all applicable state and local taxes, charges and assessments affecting the Mortgaged Property. Co-Agents shall have received evidence satisfactory to Co-Agents as to whether (a) the Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and
(b) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program; and, if such Mortgaged Property contains any Flood Hazard Property, Co-Agents shall have received MGRE's written acknowledgement of receipt of written notification from Co-Agents (1) as to the existence of such Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program.

     D. Cash Management System. The Cash Management System shall be in place in form and substance satisfactory to Co-Agents, and (i) (other than to the extent Co-Agents shall have otherwise consented in their sole discretion) Secured Party shall have received Cash Management Letters from each financial institution at which a Deposit Account is located (which, in any event, shall include the First National Cash Management Letter, the Citibank Cash Management Letter and any other Cash Management Letters for any such Deposit Accounts located at any Lender or its Affiliates) pursuant to the Cash Management System, (ii) Secured Party shall have received the Citibank Third-Party Account Agreement duly executed and (iii) Borrowers and Co-Agents shall have agreed upon the form of a Direction Letter to be sent to the financial institutions maintaining Deposit Accounts, all of the foregoing in form and substance satisfactory to Co-Agents.

     E. Delivery of Compliance Certificate. Borrowers shall have delivered to Co-Agents a Compliance Certificate substantially in the form of Exhibit V annexed hereto, dated as of the Closing Date and calculated to give effect to the initial funding under this Agreement and the other transactions on the Closing Date, demonstrating compliance with the covenants set forth in this Agreement as of the Closing Date.

     F. Evidence of Insurance. Co-Agents shall have received an Officer's Certificate of Borrowers setting forth a schedule of insurance with respect to each of the insurance policies required to be maintained hereunder, and Co-Agents shall be satisfied that the nature and scope of these insurance policies meet the requirements of subsection
6.4 each such insurance policy shall name Secured Party on behalf of Lenders as loss payee and/or additional insured, as appropriate, and Co-Agents shall have received an original certificate of insurance from or on behalf of the issuer of each such policy.

     G. Borrowing Order. The Borrowing Order shall be in full force and effect.

     H. Termination of Existing Credit Facilities. Prior to or concurrently with the funding of the initial Loans or the issuance of the initial Letters of Credit under this Agreement, MGRE and MGRD shall repay all principal and interest on outstanding loans and other obligations owed under or related to the Existing Credit Facilities, including without limitation all fees, expenses and other costs arising thereunder, and shall terminate the obligation to lend or make other extensions of credit under the provisions of the Existing Credit Facilities; provided however that (i) Credit Parties may remain liable with respect to the Steamship Guarantees and (ii) Remaining Documentary Letters of Credit and Remaining Standby Letters of Credit may remain outstanding to the extent a Standby Letter of Credit has been issued hereunder to CIT to support the obligations thereunder in an amount up to 105% of the face amount thereof; it being understood and agreed that all Existing Letters of Credit which are standby letters of credit (other than Remaining Standby Letters of Credit) shall be replaced by Letters of Credit issued hereunder as of the Closing Date. Concurrently with such repayment, any Liens granted to secure any obligations under or with respect to the Existing Credit Facilities or the documents delivered thereunder, shall be released and all cash collateral shall be delivered to Secured Party for deposit in the Collection Account. All lenders (or an authorized agent on their behalf) under the Existing Credit Facilities shall have delivered written acknowledgements of such terminations and releases in form and substance satisfactory to Co-Agents. All of the foregoing shall be accomplished in form and substance satisfactory to Co-Agents.

     I. Letters of Credit. Prior to the Closing Date, Borrowers shall have delivered to Co-Agents in form and substance satisfactory to Co-Agents, an Officer's Certificate listing all Existing Letters of Credit and specifying which Existing Letters of Credit are Remaining Documentary Letters of Credit which shall remain outstanding on and after the Closing Date.

     J.   Management Plan.  On or before the Closing Date,
Co-Agents shall have received, in form and substance satisfactory to Co-Agents, an Officer's Certificate setting forth the Management Plan.

     K. Collateral Review; Borrowing Base. On or before the Closing Date, Co-Agents shall have received an updated review and analysis of all Collateral and verification of the Borrowing Base, all in form and substance satisfactory to Co-Agents.

     L. Credit Availability. As of the Closing Date, and after giving effect to all transactions on the Closing Date, Co-Agents shall be satisfied that Borrowers have (i) a minimum of at least $10,000,000 available to be drawn under the Commitments, and (ii) a minimum of at least $10,000,000 in unencumbered Cash and Cash Equivalents.

     M. Opinions of Credit Party's Counsel. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Swidler & Berlin, counsel for the Credit Parties, in form and substance satisfactory to Co-Co-Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in
Exhibit XII annexed hereto and as to such other matters as Co-Agents acting on behalf of Lenders may reasonably request, and (ii) evidence satisfactory to Co-Agents that each Credit Party has requested each such counsel to deliver such opinions to Lenders.

     N. Opinions of Co-Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, counsel to Co-Agents, dated as of the Closing Date, substantially in the form of Exhibit XIII annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request.

     O. Management of MGRE. 4.1.14.1. The chief executive officer of MGRE and/or 4.1.14.1. the contract between Meridian Ventures and MGRE and the proposed continued involvement of Meridian Ventures in the management of MGRE and its Subsidiaries shall be satisfactory to Co-Agents, in their sole discretion.

     P. Expenses. Borrowers shall have paid to Co-Agents for distribution as appropriate, all reimbursable costs and expenses incurred through the Closing Date in accordance with subsection 10.2.

     Q. Fees. Borrower shall have paid to Co-Agents, for distribution (as appropriate) to Co-Agents and Lenders, the fees payable on the Closing Date referred to in subsection
2.3.

     R.   No Material Adverse Effect.  Since January 28,
1995, no Material Adverse Effect (in the sole opinion of Co-
Agents) except as disclosed in the Management Plan shall have occurred.

     S. Operating Agreements. Co-Agents shall have received a Final Order of the Court approving the Operating
Agreements, such Final Order and Operating Agreements to be in form and substance satisfactory to Co-Agents, and Co-
Agents shall have received original executed copies of such Operating Agreements.

     T. UCC Financing Statements Filed by MGRE and MGRD. MGRE shall have delivered to Co-Agents reasonably satisfactory evidence that MGRE and MGRD have obtained executed UCC-1 Financing Statements designating MGRE and MGRD as secured parties and each of the Subsidiaries party to an Operating Agreement as debtor, and that such UCC-1 Financings will be filed promptly following the Closing Date to protect MGRE's and MGRD's right, title and interest in the Inventory as set forth in such Operating Agreement.

     U. Representations and Warranties; Performance of Agreements. Borrowers shall have delivered to Co-Agents an Officer's Certificate, in form and substance satisfactory to Co-Agents, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date and that each Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Co-Agents.

     V.   Auditor's Letter.   Co-Agents shall have received
an executed Auditor's Letter in form and substance satisfactory to Co-Agents.

     W. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Co-Agents, acting on behalf of Lenders, and its counsel in accordance with this subsection 4.1 shall be satisfactory in form and substance to Co-Agents and such counsel, and Co-Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Co-Agents may reasonably request.

4.2. Conditions to All Loans.

     The obligations of each Lender to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. CUSA Co-Agent shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1B, a copy of an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the applicable Borrower or by any executive officer of such Borrower designated by any of the above-described officers on behalf of such Borrower in a writing delivered to CUSA Co-Agent.

     B.   As of that Funding Date:

     (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

     (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

     (iii) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain such Lender from making the Loans to be made by it on that Funding Date;

     (iv) The Borrowing Order shall be in full force and effect;

     (v)  The making of the Loans requested on such Funding
Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or
Regulation X of the Board of Governors of the Federal
Reserve System; and

     (vi) There shall not be pending or, to the knowledge of Borrowers, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Credit Parties or any property of the Credit Parties that has not been disclosed by Borrowers in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Co-Agents or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

     Acceptance by any Borrower of the proceeds of any Loans or of amounts released from the Collection Account upon request of Borrowers in accordance with the terms of the Pledge and Security Agreement shall constitute a certification by Borrowers, as of the date of receipt of such funds, that all of the conditions set forth in this subsection 4.2B have been satisfied.

4.3. Conditions to Letters of Credit.

     The issuance of any Letter of Credit hereunder is subject to the following conditions precedent:

     A. On or before the date of issuance of such Letter of Credit, Issuing Lender shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the applicable Borrower or by any executive officer of such Borrower designated by any of the above-described officers on behalf of such Borrower in a writing delivered to Issuing Lender, together with all other information specified in subsection 3.1B(i) and such other documents or information as Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


SECTION 5.
BORROWERS' REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Borrowers represent and warrant to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1. Organization, Powers, Qualification, Good Standing,
Business and Subsidiaries.

     A. Organization and Powers. Each Credit Party is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation except for Subsidiaries of Credit Parties, which after the Closing Date, may not be in good standing if such failure has not had and will not have a Material Adverse Effect or result in any Lien not permitted hereunder. Subject to compliance with any applicable provisions of the Bankruptcy Code, each Credit Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party, to carry out the transactions contemplated thereby and, in the case of Borrowers, to issue and pay the Notes. Each Credit Party is in compliance with its Articles of Incorporation and Bylaws and all applicable orders of the Court.

     B. Qualification and Good Standing. Each Credit Party is qualified to do business and is in good standing in every jurisdiction necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect or result in any Lien not permitted hereunder.

     C.   Conduct of Business.  Each Credit Party and its
Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

     D. Subsidiaries. All of the Subsidiaries (including all Non-Operating Subsidiaries) of each Credit Party as of the Closing Date are identified in Part One of Schedule 5.1 annexed hereto. The capital stock of each Subsidiary of each Credit Party identified in Part One of Schedule 5.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Part One of Schedule 5.1 annexed hereto correctly sets forth the ownership interest of each Credit Party in each of its Subsidiaries identified therein as of the Closing Date. Each of the statements contained in the definition of Non-Operating Subsidiary are true with respect to each Non-Operating Subsidiary.

     E. Collateral Matters. Other than as may be supplemented by written notices delivered to Secured Party pursuant to the Pledge and Security Agreement:

     (i) the chief executive office and principal place of business of each Credit Party is as set forth in Part Two of
Schedule 5.1 annexed hereto;

     (ii) the office where each Credit Party keeps its records concerning Accounts and all originals of all chattel paper which evidence any Accounts are located at the addresses specified for such Credit Party in Part Three of
Schedule 5.1 annexed hereto;

     (iii) all Inventory of each Credit Party is located on the premises specified for such Credit Party on Part Four of Schedule 5.1 annexed hereto (or is in transit thereto) and except as specified in Part Four of Schedule 5.1 annexed hereto, no such Inventory is stored with a bailee, warehouseman or similar party;

     (iv) all Equipment of each Credit Party is located on the premises specified for such Equipment on Part Four of
Schedule 5.1 annexed hereto; and

     (v)  other than as set forth in Part Five of Schedule
5.1 annexed hereto, no Credit Party does any business under any fictitious business names or tradenames or has done business under any fictitious business names or tradenames during the five years preceding the Closing Date.

5.2. Authorization of Borrowing, etc.

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes 5.2.0.1. have been duly authorized by all necessary corporate action on the part of each applicable Credit Party and 5.2.0.1. have been or by the Closing Date will be, duly authorized by the Court.

     B. No Conflict. The execution, delivery and performance by each Credit Party of the Loan Documents, the issuance, delivery and payment of the Notes (in the case of Borrowers) and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) subject to Court approval, violate any provision of any law or any governmental rule or regulation applicable to any Credit Party or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of any Credit Party or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Credit Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any Credit Party or any of its Subsidiaries (performance or enforceability of which has not been excused by the Bankruptcy Code or an applicable order of the Court), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Secured Party on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation to which any Credit Party or any of its Subsidiaries is a party (performance of which has not been excused by the Bankruptcy Code), except for such approvals or consents which are not required to be obtained under the Bankruptcy Code or an applicable order of the Court or which will be obtained on or before the Closing Date and are disclosed on Schedule 5.2 annexed hereto.

     C. Governmental Consents. The execution, delivery and performance by each Credit Party of the Loan Documents, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for the Court, and other than filings expressly contemplated by the Loan Documents.

     D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Credit Party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general equitable principles relating to enforceability.

5.3. Financial Condition.

     Borrowers have heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of MGRE and its Subsidiaries as at January 28, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of MGRE and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheets of MGRE and its Subsidiaries as at April 29, 1995 and the related unaudited consolidated statements of income and consolidated cash flows of MGRE and its Subsidiaries for the three months then ended and (iii) the unaudited income statements by store concept as at April 29, 1995. All such consolidated statements were prepared in conformity with GAAP (except, with respect to the unaudited financials, the omission of footnotes and schedules) and fairly present the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Credit Parties do not have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of MGRE or any of its Subsidiaries. A true and correct list of all proofs of claims filed in the Chapter 11 Cases with respect to MGRE, MGRD and MGRR, is set forth on
Schedule 5.3 annexed hereto.

5.4. No Material Adverse Change; No Restricted Junior
Payments.

     Since January 28, 1995, no event or change, except as set forth in the Management Plan, has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. No Credit Party nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so.

5.5. Title to Properties; Liens.

     Except as described in Schedule 5.5, the real estate listed in Schedule 5.5 constitutes all of the real property owned, leased, or used in its business by each Credit Party and its Subsidiaries. Each Credit Party and its Subsidiaries holds (i) good and marketable fee simple title to all of its real estate described in Schedule 5.5, (ii) valid leasehold interests in all of its real property leases (whether as lessor and lessee, sublessee or assignee) described in Schedule 5.5, and (iii) good and marketable title to, or valid leasehold interests in, all of its other properties and assets, except for such defects of title as would not have a Material Adverse Effect. None of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens, except (a) Permitted Encumbrances and Liens set forth in Schedule 7.2 and (b) from and after the Closing Date, the Lien in favor of Lender pursuant to the Loan Documents. Each Credit Party and its Subsidiaries has received all deeds, assignments, waivers, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's or such Subsidiary's right, title and interest in and to all such real estate and other assets or property. Except as described in Schedule 5.5, (i) no Credit Party nor any Subsidiary of any Credit Party, nor, to any Credit Party's knowledge, any other party to any such lease described in
Schedule 5.5 is in default thereunder or has delivered or received any notice of default under any such lease, and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default under any such lease (other than defaults excused under the Bankruptcy Code or by an applicable order of the Court);
(ii) no Credit Party nor any of its Subsidiaries owns or holds, and is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Credit Party or such Subsidiary except as set forth in Schedule 5.5; and (iii) no portion of any material real property (or portion thereof) owned or leased by any Credit Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored to its original condition. All material permits required to have been issued or appropriate to enable the real property owned or leased by any Credit Party or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

5.6. Litigation; Adverse Facts.

     Except as set forth in Schedule 5.6 annexed hereto, there is no action, suit, proceeding, arbitration or, to Borrowers' knowledge, governmental investigation (whether or not purportedly on behalf of a Credit Party or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrowers, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries that has had, or could reasonably be expected to result in, a Material Adverse Effect. No Credit Party nor any of its Subsidiaries is (i) in violation of any applicable law that has had, or could reasonably be expected to result in, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

5.7. Payment of Taxes.

     Except to the extent permitted by subsection 6.3 and to the extent payment has been excused by the Bankruptcy Code or an applicable order of the Court, all tax returns and reports of MGRE and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon MGRE and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrowers know of no proposed tax assessment against MGRE or any of its Subsidiaries which is not being actively contested by MGRE or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. Proper and accurate amounts have been withheld by MGRE and its Subsidiaries from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities, except to the extent such noncompliance would not have a Material Adverse Effect.
Schedule 5.7 sets forth those taxable years for which any of the tax returns of MGRE and its Subsidiaries are currently being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in Schedule 5.7, MGRE and its Subsidiaries has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes. Neither MGRE nor its Subsidiaries have any obligation under any written tax sharing agreement except as described in
Schedule 5.7.

5.8. Performance of Agreements; Materially Adverse
Agreements.

     A. No Credit Party nor any of its Subsidiaries is in default and to Borrowers' knowledge, no third party is in default, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contracts,
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and no condition exists that, with the giving of notice or
the lapse of time or both, would constitute such a default, except in any case where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect. Schedule 5.8 sets forth a complete and accurate list of all Material Contracts of each Credit Party, including, without limitation, all License Agreements.

     B. No contract, lease, agreement or other instrument to which any Credit Party is a party or by which it or any of its properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation has resulted in or will result in a Material Adverse Effect.

5.9. Governmental Regulation.

     No Credit Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act
(to the extent applicable to the transactions contemplated hereby) or the Investment Company Act of 1940 or under any other federal or state statute or regulation which in any case may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10.     Securities Activities.

     No Credit Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11.     Employee Benefit Plans.

     A.   Except as set forth on Schedule 5.11, each Credit
Party and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee
Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan.

     B. There has been no ERISA Event which is continuing or in respect of which there is any outstanding liability of any Credit Party or any of its ERISA Affiliates, except for ERISA Events that will not result in a Material Adverse Effect. No such ERISA Event is reasonably expected to occur.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in
Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Credit Party or any of its ERISA Affiliates.
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     D.   None of the Credit Parties nor any of their ERISA
Affiliates maintains or has ever maintained any Pension Plan or Multiemployer Plan or has or ever has had any obligation to contribute to any such Pension Plan or Multiemployer Plan.

5.12.     Certain Fees.

     No broker's or finder's fee or commission will be payable by any Credit Party with respect to this Agreement or any of the transactions contemplated hereby (except to Lenders as set forth herein), and Borrowers hereby indemnify Lenders against, and agree that they will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees claiming by, through or under any Credit Party alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13.     Environmental Protection.

     Except as set forth in Schedule 5.13 annexed hereto:

     (i) the operations of each Credit Party and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply with all Environmental Laws except to the extent such noncompliance would not have a Material Adverse Effect;

     (ii) each Credit Party and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and each Credit Party and each of its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

     (iii) no Credit Party nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9604) or comparable state laws, and, to the best of such Credit Party's knowledge, none of the operations of any Credit Party or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

     (iv) none of the operations of any Credit Party or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;
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
     (v) no Credit Party nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

     (vi) to the best knowledge of Borrowers, no Credit
Party nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous
Materials by such Credit Party or any of its Subsidiaries;

     (vii) no Credit Party nor any of its Subsidiaries nor, to the best knowledge of Credit Parties, any predecessor of any Credit Party or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and no Credit Party's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

     (viii) no Hazardous Materials exist on, under or about any Facility in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and no Credit Party nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

     (ix) no Credit Party nor any of its Subsidiaries nor, to the best knowledge of such Credit Party, any of their respective predecessors has disposed of any Hazardous
Materials in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material
Adverse Effect;

     (x)  no underground storage tanks or surface
impoundments are on or at any Facility; and

     (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

5.14.     Employee Matters.

     Except as set forth in Schedule 5.14, there are no strikes or other labor disputes against any Credit Party or any of its Subsidiaries that are pending or, to any Credit Party's knowledge, threatened. Hours worked by and payment made to employees of MGRE and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could have a Material Adverse Effect. All material payments due from any Credit Parties or their Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Credit Parties or such Subsidiaries, as applicable. Except as set forth in Schedule 5.14, no Credit Party nor any of its Subsidiaries has any obligation under any collective bargaining agreement, management agreement, or any employment agreement, and a correct and complete copy of each agreement listed on Schedule 5.14 has been provided to Co-Agents. There is no organizing activity involving any Credit Party or its Subsidiaries pending or, to Borrowers' knowledge, threatened by any labor union or group of employees. Except as set forth in Schedule 5.14, there are no representation proceedings pending or, to Borrowers' knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party or its Subsidiaries has made a pending demand for recognition. There are no complaints or charges against any Credit Party or such Subsidiaries pending or, to Borrowers' knowledge, threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party or any of its Subsidiaries of any individual which in the aggregate could reasonably be expected to result in a Material Adverse Effect.

5.15.     Inventory.

     Except as disclosed in the information provided to Co-
Agents by Borrowers under subsection 6.9 or otherwise disclosed to Co-Agents in writing, with respect to all
Inventory:

     (a)  Co-Agents may rely upon all statements,
warranties, or representations made in any Borrowing Base
Certificate or other written report regarding Inventory delivered hereunder by Borrowers in determining which items of Inventory are to be deemed Eligible Inventory;

     (b) No such Inventory is subject to any Lien whatsoever, except for Liens of Secured Party hereunder and Permitted Encumbrances; and

     (c) No such Inventory has been consigned to any Person.

5.16.     Representations Concerning Cash Management System.

     The summary of the Cash Management System attached hereto as Schedule 5.16 is accurate and complete in all material respects as of the Closing Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. No Credit Party nor any of its Subsidiaries owns any Deposit Account which is not described in Schedule 5.16 or otherwise permitted pursuant to subsections 6.10 or 7.3. There has been no change to the Cash Management System (other than as permitted by subsection 6.10) since the Closing Date except such changes as have been disclosed to Co-Agents in writing and approved by Co-Agents. A Cash Management Letter covering each Deposit Account included in the Cash Management System has been delivered to Secured Party.

5.17.     Intellectual Property.

     A. Except as provided in Schedule 5.17 annexed hereto, the Credit Parties own, or are licensed to use or otherwise have the lawful right to use, the Intellectual
Property and all such registered Intellectual Property is fully protected (except as set forth on Schedule 5.17 annexed hereto) and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. All registered
Intellectual Property and all pending applications and the Credit Party holding rights therein is identified in
Schedule 5.17 annexed hereto. Each of the license agreements (together with any such agreements entered into after the Closing Date, the "License Agreements") pursuant to which any Credit Party has rights to use Intellectual
Property as of the Closing Date is identified in Schedule
5.17 annexed hereto. Each Credit Party is in compliance with the material terms of each License Agreement to which it is a party and each such License Agreement is in full force and effect the failure of which would result in a Material Adverse Effect or an Event of Default hereunder.

     B. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property which could reasonably be expected to result in a Material Adverse Effect. To Borrowers' knowledge, the use of such Intellectual Property by each Credit Party does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Credit Party that could reasonably be expected to result in a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by any Credit Party.

5.18.     Disclosure.

     No representation or warranty of any Credit Party or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of any Credit Party or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrowers, in the case of any document not furnished by them) necessary in order to make the statements contained herein or therein not misleading in light of the
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
circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to Borrowers (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


SECTION 6.
BORROWERS' AFFIRMATIVE COVENANTS

     Each Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation, expiration or cash collateralization of all Letters of Credit in accordance with the terms hereof, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Financial Statements and Other Reports.

     MGRE and its Subsidiaries will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Co-Agents and Lenders:

     (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each fiscal month ending after the Closing Date, for each month other than the last month of each fiscal quarter and each Fiscal Year, (a) the consolidated balance sheets and consolidated statement of income of MGRE and its Subsidiaries as at the end of such month and consolidated statements of income and consolidated statements of cash flows of MGRE and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), and (b) the statements of income by store concept as currently prepared, all in reasonable detail and certified by the
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
chief financial officer, chief accounting officer, controller or treasurer of MGRE that they fairly present the financial condition of MGRE and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal quarterly and year-end adjustments.

     (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, the consolidated balance sheets and consolidated statement of income of MGRE and its Subsidiaries as at the end of such fiscal quarter and consolidated statement of cash flows of MGRE and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer, chief accounting officer, controller or treasurer of MGRE that they fairly present the financial condition of MGRE and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

     (iii) Year-End Financials: as soon as available and in any event (a) within 45 days after the end of each Fiscal Year (but, in any event, not sooner than the same is released by MGRE to the public) a preliminary statement of income for such Fiscal Year and (b) within 90 days after the end of each Fiscal Year, (1) the consolidated balance sheets of MGRE and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, and consolidated statement of stockholders' equity and cash flows of MGRE and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief accounting officer, controller or treasurer of MGRE that they fairly present the financial condition of MGRE and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (2) in the case of such consolidated financial statements, a report thereon of KMPG Peat Marwick or other independent certified public accountants of recognized national standing selected by MGRE and reasonably satisfactory to Co-Agents, which report shall be unqualified other than with respect to MGRE and its Subsidiaries' ability to continue as a going concern as a result of the Chapter 11 Cases, and shall state that such consolidated financial statements fairly present the consolidated financial position of MGRE and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

     (iv) Officer's and Compliance Certificates: together with each delivery of financial statements of MGRE and its Subsidiaries pursuant to subdivisions (ii) and (iii) above,
(a) an Officer's Certificate of MGRE stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under such officer's supervision, a review in reasonable detail of the transactions and condition of MGRE and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking and propose to take with respect thereto and (b) a Compliance Certificate demonstrating in reasonable detail compliance for such applicable accounting periods with the restrictions contained in Section 7;

     (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of MGRE and its Subsidiaries delivered pursuant to subdivisions (ii) or (iii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii) or (iii) of this subsection 6.1 following such change, consolidated financial statements of MGRE and its Subsidiaries for (1) the current Fiscal Year to the effective date of such change and (2) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii) or (iii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of MGRE setting forth the differences which would have resulted in the calculation of the covenants set forth in Section 7 if such financial statements had been prepared without giving effect to such change.

     (vi) Accountants' Certification: together with each delivery of consolidated financial statements of MGRE and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters and
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
(b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

     (vii) Accountants' Reports: promptly upon receipt thereof, copies of all reports submitted to Credit Parties by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of MGRE and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

     (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by MGRE to its security holders or by any Subsidiary of MGRE generally to its security holders other than MGRE or another Subsidiary of MGRE, (b) all regular and periodic reports and all effective registration statements (other than on Form S-8 or a similar form) and prospectuses included therein, if any, filed by MGRE or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by MGRE or any of its Subsidiaries to the public concerning material developments in the business of any Credit Party or any of its Subsidiaries;

     (ix) Events of Default, etc.: promptly upon any Officer of any Credit Party obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or obtaining knowledge that any Lender has given any notice (other than to a Co-Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.12, (c) of any condition or event required to be disclosed in a current report filed by MGRE with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) concurrently with the filing of such Form 8-K by MGRE or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Credit Parties have taken, are taking and propose to take with respect thereto;

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
     (x) Litigation or Other Proceedings: promptly upon any Officer of any Credit Party obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit party or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by a Credit Party to Lenders or (b) any material development in any Proceeding that, in any case:

     (1) could reasonably be expected to give rise to an Event of Default or a Material Adverse Effect; or

     (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to Credit Parties to enable
Lenders and their counsel to evaluate such matters;

     (xi) ERISA Events: promptly upon obtaining knowledge of the occurrence of or notice of a forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Credit Parties or any of their ERISA
Affiliates have taken, are taking or propose to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

     (xii) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any of its Subsidiaries with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by any Credit Party or any of its Subsidiaries from a Multiemployer Plan sponsor concerning an ERISA Event; and
(c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as either Co-Agent shall reasonably request; provided that upon either Co-Agent's reasonable request, Borrowers shall submit promptly to each Multiemployer Plan identified by such Co-Agent a request (together with payment of any reasonable charges therefor) for an estimate of the withdrawal liability any Credit Party or any of its ERISA Affiliates would incur upon a complete withdrawal (within the meaning of Section 4203 of ERISA) from such Multiemployer Plan and for a copy of the actuarial valuation and review and a report on employer withdrawal liability regularly prepared for such Multiemployer Plan, and shall provide copies of the information and materials supplied by each such Multiemployer Plan in response to such submission;

     (xiii) Financial Plans: on or before the Closing Date, and thereafter as soon as practicable and in any event no later than 30 days prior to the beginning of each
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Fiscal Year preliminary copies of, and as soon as available and, in any event, by March 15 of the following Fiscal Year, final copies of, a consolidated plan and financial forecast for the next succeeding Fiscal Years on a month by month basis through the Commitment Termination Date, including without limitation (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and consolidated cash flows of MGRE and its Subsidiaries for each such Fiscal Year, together (with delivery of the final copies of such plan and forecast) with pro forma Compliance Certificates with respect to the covenants set forth in subsection 7.6 for each such Fiscal Year and an explanation of the material assumptions on which such forecasts are based, (b) forecasted statements of income by store concept for each such Fiscal Year and (c) such other information and projections as any Lender may reasonably request;

     (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, an Officer's Certificate in form and substance satisfactory to Co-Agents outlining all material insurance coverage maintained as of the date of such report by Credit Parties and their Subsidiaries and all material insurance coverage planned to be maintained by Credit Parties and their Subsidiaries in the immediately succeeding Fiscal Year;

     (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Credit Parties or any of their Subsidiaries or by independent consultants, with respect to environmental matters at any Facility or an Environmental Claim which could result in a Material Adverse Effect;

     (xvi)     Board of Directors:  with reasonable
promptness (but in any event no earlier than such information is generally made public), written notice of any change in the Board of Directors of any Credit Party;

     (xvii)    Borrowing Base Certificate:  as of the last
Business Day of each week ending after the Closing Date, a Borrowing Base Certificate as of the last day of the immediately preceding week in form and substance reasonably satisfactory to Co-Agents, it being understood and agreed that reports by store concept in such Borrowing Base
Certificate shall be made on a monthly basis;

     (xviii)   Weekly Reports:  as soon as available, copies
of the weekly reports of sales information by store concept regularly prepared for the management of Borrowers;

     (xix) Store Level Operating Reports: within 45 days after the end of each fiscal month, a report on store operating results for such month and from the beginning of the Fiscal Year to the end of such month;
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     (xx) Notice of Certain Store Closings:  written notice
at least 15 days prior to the closing of any store by any Credit Party in any of the states of Arkansas, Massachusetts, Missouri, Michigan, Hew Hampshire, New York, North Carolina, Ohio, Pennsylvania or Virginia, if, as a result of such closing, such Credit Party shall cease to do business in two or more counties within such state;

     (xxi) Defaults under Leases: promptly upon receipt by any Credit Party of any notice of default under any Operating Lease or Capital Lease to which a Credit Party is party, a copy of such notice and a written notice specifying the nature thereof and what action Credit Parties have taken, are taking or propose to take with respect thereto; and

     (xxii)    Other Information:  with reasonable
promptness, such other information and data with respect to any Credit Party or any of its Subsidiaries as from time to time may be reasonably requested by either Co-Agent or any Lender.

6.2. Corporate Existence, etc.

     Except as permitted under subsection 7.7, each Credit
Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business, except where the failure to maintain the same would not reasonably be expected to have a Material
Adverse Effect.

6.3. Payment of Taxes and Claims; Tax Consolidation.

     A. Except as prohibited by the Borrowing Order, this Agreement or the Bankruptcy Code or an applicable order of the Court, each Credit Party will, and will cause each of its Subsidiaries to, (i) use its best efforts to pay and discharge or cause to be paid and discharged all its Indebtedness, including all of the Obligations, as and when due and payable and (ii) pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. Credit Parties will not, nor will they permit any of their respective Subsidiaries to, file or consent to the filing of any consolidated income tax return with
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any Person (other than MGRE or any of its Subsidiaries).

6.4. Maintenance of Properties; Insurance.

     A. Each Credit Party will, and will cause each of its Subsidiaries to, take all reasonable action to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Credit Party and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all reasonably necessary repairs, renewals and replacements thereof. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage consistent with the policies and programs in effect as of the Closing Date and of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and in such amounts and covering such risks as is reasonably acceptable to Co-Agents; provided that each Credit Party and its Subsidiaries may maintain workers compensation self insurance programs and such other additional self insurance programs as are customary for their size and industry and as are established and administered in accordance with prudent business practices. Each such policy of insurance shall name Secured Party for the benefit of Lenders as an additional insured and/or as the loss payee thereunder as appropriate and shall provide for at least 30 days prior written notice to Secured Party of any modification or cancellation of such policy.

     B. If any portion of any Mortgaged Property is situated in an area now or subsequently designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended by the National Flood Insurance Reform Act of 1994, and as further amended from time to time, then the types of insurance that MGRE is required to maintain or cause to be maintained shall include flood insurance in such amounts as Co-Agents shall reasonably require, but not less than the amount required by law. If MGRE fails to obtain flood insurance as required, Co-Agents may purchase such flood insurance, and MGRE shall pay all premiums and other costs and expenses incurred by Co-Agents.

6.5. Inspection; Lender Meeting.

     Each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of such Credit Party or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants
(provided that such Credit Party may, if it so chooses, be present at or
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participate in any such discussion), all upon reasonable
notice and at such reasonable times during normal business hours and as often as such Credit Party and such Lender may reasonably agree. Without in any way limiting the foregoing, each Credit Party will, upon the request of either Co-Agents or Requisite Lenders, participate in a meeting of Co-Agents and Lenders once during each Fiscal
Year to be held at MGRE's corporate offices (or such other location as may be agreed to by Borrowers and Co-Agents) at such time as may be agreed to by Borrowers and Co-Agents.

6.6. Compliance with Laws, etc.

     Except to the extent compliance is excused by the Bankruptcy Code or order of the Bankruptcy Court, each Credit Party shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would reasonably be expected to cause a Material Adverse Effect.

6.7. Environmental Matters.

     A. Each Credit Party shall, and shall cause each of its Subsidiaries to, exercise reasonable care in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

     B. Each Credit Party agrees that Agent may, from time to time and in its sole and absolute discretion, retain, at Credit Parties' reasonable expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for any Credit Party and to conduct its own investigation of any Facility currently owned, leased, operated or used by any Credit Party or any of its Subsidiaries, and each Credit Party agrees to use its reasonable efforts to obtain permission for Co-Agents' professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by any Credit Party or any of its Subsidiaries. Each Credit Party hereby grants to the extent no consent of a landlord is required or, if landlord consent is required, to use its reasonable efforts to obtain a landlord consent to grant, to each Co-Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by such Credit Party or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Credit Parties and Co-Agents, upon prior notice during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Each Credit Party and each Co-Agent hereby acknowledge and agree that any report of any investigation conducted
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at the request of either Co-Agent pursuant to this
subsection 6.7B will be obtained and shall be used by Co-Agents and Lenders for the purposes of Lenders' internal credit decisions, to monitor the Loans and to protect Secured Party's and Lenders' security interests, if any, created by the Loan Documents. Co-Agents agree to deliver a copy of any such report to Borrowers and the applicable Credit Party with the understanding that each Credit Party acknowledges and agrees that (i) it will indemnify and hold harmless each Co-Agent and each Lender from any costs, losses or liabilities relating to such Credit Party's use of or reliance on such report, (ii) no Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to such Credit Party, no Co-Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     C. Each Credit Party shall promptly advise Lenders in writing and in reasonable detail of:

     (i) any Release of any Hazardous Materials known by such Credit Party to have occurred which is required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws;

     (ii) any and all written communications with respect to any Environmental Claims that could reasonably be expected to give rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency;

     (iii) any remedial action taken by any Credit Party or, to the extent known by the Credit Party, any other Person in response to (a) any Hazardous Materials on, under or about any Facility, the existence of which could reasonably be expected to result in an Environmental Claim having a Material Adverse Effect, or (b) any Environmental Claim that could reasonably be expected to give rise to a Material Adverse Effect; and

     (iv) any request for information from any governmental agency that indicates such agency is investigating or may investigate whether any Credit Party or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

     D.   Each Credit Party shall promptly notify Lenders of
(i) any proposed acquisition of stock, assets, or property by such Credit Party or any of its Subsidiaries that could reasonably be expected to expose any Credit Party or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by any Credit Party or any of its Subsidiaries and (ii) any proposed action to be taken by such Credit Party or any of its Subsidiaries to commence
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manufacturing, industrial or other operations that could
reasonably be expected to subject any Credit Party or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

     E. Each Credit Party shall, at its own expense, provide copies of such documents or information in the possession of such Credit Party or its Subsidiaries as Co-
Agents may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8. Environmental Indemnity.

     Each Credit Party shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless each Indemnitee from and against any action, suit, proceeding, claim or loss suffered or incurred by that Indemnitee under or on account of any Environmental Laws or Release of any Hazardous Materials relating to the Facilities other than, to the extent that, such liability is a result of the gross negligence or willful misconduct of the Indemnitee, all as evidenced by a final judgment of a court of competent jurisdiction.

6.9. Borrowing Base.

     (i) Borrowing Base Certificates. Borrowers shall deliver the Borrowing Base Certificate to Co-Agents sufficiently in advance of the Closing Date to permit Co-Agents to determine the Borrowing Base to be in effect on the Closing Date. Thereafter Borrowers shall deliver Borrowing Base Certificates on a weekly basis on or before the last Business Day of each week; each such Borrowing Base Certificate shall be dated as of the last day of the immediately preceding week. Co-Agents shall notify Borrowers if Co-Agents disagree with Borrowers' calculation of the Borrowing Base, such notice to include Co-Agents' redetermination of the Borrowing Base. The Borrowing Base set forth in the Borrowing Base Certificate or, if applicable, Co-Agents' notice of redetermination of the Borrowing Base, shall remain in effect until the next Borrowing Base Certificate or Co-Agents' notice of redetermination, as the case may be, shall have been delivered in accordance with the provisions of this subsection 6.9.

     (ii) Inventory Reports.

     (a) Borrowers shall, at their expense, conduct, and permit Co-Agents to monitor, a comprehensive detailed count of and evaluation of all Inventory upon request of Co-Agents in accordance with Borrowers' usual and customary practices for such count and evaluation; provided that at least once per year Borrowers shall, at their expense, have their independent certified public accountants oversee such count and
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evaluation in accordance with standard audit procedures.

     (b) Co-Agents, in their reasonable discretion, may review or have an outside consultant selected by them, upon reasonable prior written notice to Borrowers and at reasonable times, the quality and amount of Inventory.

6.10.     Cash Management System.

     A. Cash Management System. Each Credit Party shall maintain the Cash Management System as described in Schedule 5.16; provided that each Credit Party may open and close Deposit Accounts and make other changes to the Cash Management System in the ordinary course of business upon prior written notice to Co-Agents and as long as (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, (ii) such changes, either individually or in the aggregate are not adverse to either Co-Agent or any Lender (in its capacity as a Lender) or impair any rights of Secured Party under the Collateral Documents and (iii) all Receipts of each Credit Party continue to be collected and distributed pursuant to procedures subject to Cash Management Letters at all times.

     B. Secured Party Rights. All funds on deposit in the Deposit Accounts of each Credit Party and each of its Subsidiaries (net of (a) cash in the stores and minimal balances in the Deposit Accounts listed on Schedule 5.16B not to exceed $6,000 per day per store and (b) such balances in Disbursement Accounts (as defined on Attachment 1 to
Schedule 5.16A) as are set forth on Schedule 5.16A) shall be transferred on a daily basis to the Collection Account (it being understood that funds may be transferred through intermediary accounts in the Cash Management System subject to Cash Management Letters prior to ultimate transfer to the Collection Account), and Borrowers agree to perform and comply and to cause each of their respective Subsidiaries to perform and comply with the following covenants and agreements:

     (i) Receipts shall be received and held by each Credit Party and any of their respective officers, employees, agents or other Persons acting for or in concert with any Credit Party to make collections for or on behalf of any Credit Party ("Collecting Agents"), in trust for Secured Party as Collateral. Notwithstanding any other provision of this Agreement or any other Loan Document, all Receipts shall be paid by the obligor thereon into the Deposit Accounts subject to the Cash Management System. On a daily basis, each Credit Party, or any Collecting Agent, shall deposit or shall cause to be deposited, all Receipts into Deposit Accounts included in the Cash Management System and subject to Cash Management Letters on or before the first Business Day following receipt thereof after receipt in the applicable lockbox or accounting office of such Credit Party, and as soon as practical in the case of Receipts received in any other manner (it being understood that the foregoing does not limit each Credit Party's obligation to
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instruct all obligors to make payments into lockboxes).

     (ii) On each Business Day, Secured Party shall apply any Receipts on deposit in the Collection Account consisting of cash or wire or electronic transfers in immediately available funds to the Loans and other Obligations as set forth in subsection 6.10B(iii) ("Available Funds").

     (iii) Available Funds shall be applied by Secured Party in the following order: (a) any due and payable fees, expenses or other charges in respect of the Obligations; (b) any due and payable interest payments on the Loans; (c) principal payments on the Loans (whether or not due and payable); (d) other due and payable Obligations or to collateralize Letters of Credit to the extent required hereunder and (e) as provided in subsection 6.10B(v).

     (iv) Effective upon the occurrence and during the continuance of an Event of Default without the need of any further action by Credit Parties, each Credit Party irrevocably makes, constitutes and appoints Secured Party, and all Persons designated by Secured Party for that purpose, at any time, as such Credit Party's true and lawful attorney and agent-in-fact to endorse such Credit Party's name on any checks, notes, drafts or any other form of payment relating to Collateral or Receipts or proceeds of Collateral or Receipts that come into Secured Party's possession or under Secured Party's control; provided, however, that such appointment by such Credit Party of Secured Party as such Credit Party's attorney-in-fact shall in no case impose upon Secured Party any obligation or duty to take any actions on behalf of such Credit Party or any fiduciary obligations with respect to such Credit Party.

     (v) On any Business Day, after application of all Available Funds against the Obligations in the order set forth in subsection 6.10B(iii), as long as no Event of Default shall have occurred and be continuing, (i) to the extent that Co-Agents have received a Notice of Borrowing pursuant to subsection 2.1B(i) requesting that Loans be made on such Business Day, Secured Party shall transfer the net remaining amount of Available Funds to Borrower's Account to the extent of the requested borrowing or (ii) if no such Notice of Borrowing has been received by Co-Agents, Secured Party shall, upon written request of a Borrower, transfer from the Collection Account to Borrower's Account, the net remaining amount of Available Funds to the extent, and only to the extent, such funds are required by the Credit Parties for the conduct of their business in the ordinary course.

6.11.     Agreements.

     Except to the extent performance is otherwise excused by the Bankruptcy Code or an applicable order of the Court, each Credit Party shall, and shall cause each of its
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Subsidiaries to, perform, within all required time periods
(after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement, contract, instrument or other document to which it is a party, including each License Agreement, any leases and customer contracts to which it is a party where the failure to so perform and enforce could reasonably be expected to result in a Material Adverse Effect. Each Credit Party shall not, and shall not permit any of its Subsidiaries to, terminate or modify any provision of any agreement, contract, instrument or other document (including any License Agreement or that certain Service Agreement dated April 27, 1995 by and between MGRE and American Consolidation Services, as amended through the date hereof) to which it is a party which termination or modification could reasonably be expected to result in a Material Adverse Effect.

6.12.     Direction Letters.

     Within 30 days following the Closing Date, Credit
Parties shall have executed and delivered to Secured Party
Direction Letters to be sent to each financial institution at which Deposit Accounts are located (to the extent Cash
Management Letters have not already been executed with such financial institutions pursuant to subsection 4.1D).


SECTION 7.
BORROWERS' NEGATIVE COVENANTS

     Each Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation, expiration or cash collateralization of all Letters of Credit in accordance with the terms hereof, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1. Indebtedness.

     Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

     (i) Borrowers may become and remain liable with respect to the Obligations;

     (ii) each Credit Party and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to
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the Contingent Obligations so extinguished;

     (iii) each Credit Party and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of subsection 7.9;

     (iv) Borrowers may become and remain liable with respect to Indebtedness to other Borrowers;

     (v)  each Credit Party which is a debtor in the Chapter
11 Cases may become and remain liable with respect to Prepetition Indebtedness without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof;

     (vi) Credit Parties may become and remain liable with respect to Indebtedness incurred in connection with the rejection of leases in the Chapter 11 Cases; provided, that the obligation of any Credit Party in respect of such Indebtedness shall be determined by a Court order entered at the time of such rejection, to be a general, unsecured, non-priority claim, subject to the provisions of Section 502(b)(6) of the Bankruptcy Code;

     (vii) (a) MGRE may become and remain liable with respect to Indebtedness incurred in connection with accrued royalty payments due to MGRR from MGRE under that certain
Amended and Restated License Agreement dated January 25,
1993, by and between MGRE and MGRR and (b) MGRD may become and remain liable with respect to Indebtedness incurred in connection with accrued royalty payments due to MGRR from MGRD under that certain License Agreement dated February 3,
1991 by and between MGRD and MGRR; and

     (viii) in addition to the Indebtedness permitted by clauses (i) through (vii), Credit Parties may become and remain liable with respect to unsecured Indebtedness in an aggregate outstanding amount not to exceed $50,000 at any time; provided that no such Indebtedness shall be incurred to any financial institution where a Deposit Account is maintained.

7.2. Liens and Related Matters.

     A. Prohibition on Liens. Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing
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statement or other similar notice of any Lien with respect
to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute (other than filings or recordings in respect of the Existing Credit Facilities for which appropriate termination documents have been delivered to Secured Party), or apply to the Court for the authority to do any of the foregoing, except:

     (i)  Permitted Encumbrances;

     (ii) Liens created pursuant to the Collateral
Documents;

     (iii) Liens incurred by Subsidiaries of MGRE in connection with the UCC Financing Statements filed in connection with the Operating Agreements;

     (iv) Liens in existence as of the Petition Date as set forth in Schedule 7.2 annexed hereto; and

     (v) nonconsensual Liens not otherwise permitted under this subsection 7.2 which secure Indebtedness or other obligations permitted to be incurred hereunder not exceeding
$50,000 at any one time.

     B. Equitable Lien in Favor of Lenders. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. No Further Negative Pledges. Other than as provided herein and the other Loan Documents, no Credit Party and no Subsidiary of any Credit Party shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries. Except as provided herein and the other Loan Documents, each Credit Party will not, and will not permit any of its respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by such Credit Party or any other Subsidiary of such Credit Party, (ii) repay or prepay any Indebtedness
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owed by such Subsidiary to such Credit Party or any other
Subsidiary of such Credit Party, (iii) make loans or advances to such Credit Party or any other Subsidiary of such Credit Party, or (iv) transfer any of its property or assets to such Credit Party or any other Subsidiary of such Credit Party.

7.3. Investments; Joint Ventures.

     Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

     (i)  Borrowers may make and own Investments in Cash
Equivalents;

     (ii) MGRE may make advances to or for the benefit of Subsidiaries of MGRE (other than Non-Operating Subsidiaries) in an amount not to exceed $30,000,000 per month, to cover monthly rental payments and occupancy charges and other store operating costs incurred in the ordinary course of business;

     (iii) each Credit Party and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

     (iv) each Credit Party and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date as set forth in Schedule 7.3 annexed hereto;
and

     (v) each of MGRE and MGRR may own Investments in a restricted investment account (including, with respect to MGRE, the Restricted Investment Account) maintained at a financial institution reasonably acceptable to Co-Agents; provided that MGRE or MGRR, as applicable, and such financial institution shall have executed and delivered to Secured Party a Collateral Account Agreement substantially in the form of Exhibit XV annexed hereto (or, in the case of the Restricted Investment Account, the Citibank Third-Party Account Agreement), together with such other instruments or documents as Co-Agents may reasonably request in order to ensure that Secured Party has a valid and perfected first priority security interest in such account.

7.4. Contingent Obligations.

     Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

     (i) each Credit Party and its Subsidiaries may become and remain
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liable with respect to Contingent Obligations in respect of the Obligations, including the Guaranty and the Letters of Credit;

     (ii) each Credit Party may become and remain liable with respect to Contingent Obligations in existence on the Petition Date;

     (iii)     each Credit Party may become and remain
liable with respect to Contingent Obligations arising after the Petition Date and in existence on the date hereof as set forth on Schedule 7.4;

     (iv) each Borrower may continue to remain liable with respect to Contingent Obligations in respect of the Remaining Documentary Letters of Credit, the Remaining
Standby Letters of Credit and the Steamship Guaranties;

     (v) each Borrower upon prior approval of Co-Agents, may become and remain liable with respect to Contingent
Obligations under Interest Rate Agreements entered into with either Co-Agent; and

     (vi) in addition to the Contingent Obligations permitted by clauses (i) through (v), Credit Parties may become and remain liable with respect to Contingent
Obligations not exceeding at any one time $150,000 in the aggregate.

7.5. Restricted Junior Payments.

     Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment other than dividends paid by Subsidiaries of MGRE to MGRE.

7.6. Financial Covenants.

     A. Minimum Consolidated Fixed Charge Coverage Ratio. Borrowers shall not permit the Consolidated Fixed Charge Coverage Ratio for (i) the fiscal quarter ending October 28, 1995, (ii) the two fiscal quarters ending February 3, 1996,
(iii) the three fiscal quarters ending May 4, 1996, and (iv) the four fiscal quarters ending August 3, 1996, to be less than the correlative ratio indicated:

                                   MINIMUM
                                   CONSOLIDATED
                                   FIXED CHARGE
FISCAL QUARTER PERIOD              COVERAGE RATIO
Fiscal Quarter ended October 28, 1995        0.80:1.00
Two Fiscal Quarters ended February 3, 1996        2.20:1.00
Three Fiscal Quarters ended May 4, 1996      1.30:1.00
Four Fiscal Quarters ended August 3, 1996         0.90:1.00

     B. Minimum Consolidated Adjusted EBITDA. Borrowers shall not permit Consolidated Adjusted EBITDA for (i) the fiscal quarter ending October 28, 1995, (ii) the two fiscal quarters ending February 3, 1996, (iii) the three fiscal quarters ending May 4, 1996, and (iv) the four fiscal quarters ending August 3, 1996, to be less than the correlative amount indicated below:

                                        MINIMUM
                                        CONSOLIDATED
                                        ADJUSTED
     FISCAL QUARTER PERIOD ENDING       EBITDA
     Fiscal Quarter ended October 28, 1995   $ 6,500,000
     Two Fiscal Quarters ended February 3, 1996
$36,800,000
     Three Fiscal Quarters ended May 4, 1996 $28,500,000
     Four Fiscal Quarters ended August 3, 1996
$17,900,000

     C. Minimum Consolidated Net Worth. Borrowers shall not permit Consolidated Net Worth at any time as of the last day of any fiscal quarter set forth below to be less than the correlative amount indicated:

                                     MINIMUM
                                     CONSOLIDATED
     FISCAL QUARTER ENDING           NET WORTH
     October 28, 1995                ($80,200,000)
     February 3, 1996                ($61,600,000)
     May 4, 1996                     ($79,000,000)
     August 3, 1996                  ($99,000,000)

7.7. Restriction on Fundamental Changes; Asset Sales.

     Each Credit Party shall not, and shall not permit any of its Subsidiaries to, change its legal form, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), make any Asset Sale or otherwise convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, Inventory, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

     (i)  Credit Parties and their Subsidiaries may make
Consolidated Capital Expenditures permitted under subsection
7.8;

     (ii) subject to subsection 7.13, Credit Parties and their Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

     (iii) Credit Parties and their Subsidiaries may sell or otherwise dispose of assets in connection with the closing of stores; provided that Co-Agents shall be given 15 prior days written notice of such closings and not more than 130 stores shall be closed during the term of this Agreement;

     (iv) Credit Parties may wind-up, liquidate and dissolve Non-Operating Subsidiaries; provided that, in such event, no claims or liabilities shall arise against or be incurred by any Credit Party in respect thereof except as otherwise permitted under this Agreement;

     (v) Credit Parties may make Asset Sales to the extent the aggregate book value of the assets subject to such Asset
Sales does not exceed $2,500,000; and

     (vi) Credit Parties may make Asset Sales not otherwise permitted hereunder with the prior written consent of Requisite Lenders (such consent not to be unreasonably withheld, provided that such consent shall be subject to such conditions as Requisite Lenders may reasonably require).

7.8. Consolidated Capital Expenditures.

     Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, make or incur Consolidated Capital Expenditures, in any fiscal quarter period indicated below in an aggregate amount in excess of the corresponding amount set forth below opposite such fiscal quarter period:

                                     MAXIMUM
                                     CONSOLIDATED
     FISCAL QUARTER PERIOD           CAPITAL EXPENDITURES
     Fiscal Quarter ended October 28, 1995   $ 5,000,000
     Two Fiscal Quarters ended February 3, 1996   $
9,000,000
     Three Fiscal Quarters ended May 4, 1996 $12,000,000
     Four Fiscal Quarters ended August 3, 1996
$17,000,000

In addition, Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, make or incur Consolidated Capital Expenditures during the period from August 4, 1996 through the Commitment Termination Date in an aggregate amount in excess of $5,000,000. Notwithstanding anything in this subsection 7.8 to the contrary, Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, make or incur Consolidated Capital Expenditures in excess of $13,000,000 during the four-fiscal quarter period ended August 3, 1996, unless the Consolidated Fixed Charge Coverage Ratio at such time, after giving effect to such Consolidated Capital Expenditures, shall be at least 1.00:1.00.

7.9. Restriction on Leases.

     Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, without the prior written consent of Requisite Lenders (such consent not to be unreasonably withheld), become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between any Credit Party and any Subsidiaries of any Credit Party), unless, immediately after giving effect to the incurrence of liability with respect to such lease, (i) the Consolidated Rental Payments (excluding any cure payments made in connection with leases assumed in the Chapter 11 Cases) at the time in effect during the then current Fiscal Year shall not exceed $155,000,000 and (ii) the aggregate payments applicable to principal with respect to Capital Leases at the time in effect during the then current Fiscal Year shall not exceed $13,000,000.

7.10.     Sales and Lease-Backs.

     Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, without the prior written consent of Requisite Lenders (such consent not to be unreasonably withheld, provided that such consent shall be subject to such conditions as Requisite Lenders may reasonably require), directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which any Credit Party or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person
(other than any Credit Party or any of its Subsidiaries) or
(ii) which any Credit Party or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party or any such Subsidiary to any Person (other than a Credit Party or any of its Subsidiaries) in connection with such lease.

7.11.     Chapter 11 Claims.

     Without limiting the provisions of subsection 7.2 hereof, Credit Parties shall not and shall not permit their respective Subsidiaries to incur, create, assume, suffer or permit any claim or Lien or encumbrance against it or any of its property or assets in any Chapter 11 Case (other than the claims specifically referred to in subsection 2.8 but only to the extent therein described) to be pari passu with or senior to the claims of Co-Agents, Secured Party and Lenders against any Credit Party in respect of the Obligations hereunder, or apply to the Court for authority to do so, except to the extent permitted herein.

7.12.     Transactions with Shareholders and Affiliates.

     No Credit Party shall nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of such Credit Party or with any Affiliate of such Credit Party or of any such holder unless the terms of such business, transaction or series of transactions are (i) set forth in writing and (ii) at least as favorable to such Credit Party or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person; provided that the foregoing requirements in clauses (i) and (ii) shall not apply to (a) transactions among Credit Parties and their Subsidiaries otherwise permitted under this Agreement or (b) transactions with Affiliates described in MGRE's Form 10-K, as amended, or the related proxy statement, as filed with the Securities and Exchange Commission for the fiscal year ended January 28, 1995.

7.13.     Disposal of Subsidiary Stock.

     Other than as permitted by subsections 7.2 and 7.7, no Credit Party shall:

     (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

     (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity
Securities of any of its Subsidiaries (including such Subsidiary), except to a Credit Party, or to qualify directors if required by applicable law.

7.14.     Conduct of Business.

     From and after the Closing Date, Credit Parties shall not, and shall not permit any of their respective
Subsidiaries to, engage in any business other than the businesses engaged in by Credit Parties and such Subsidiaries on the Closing Date.

7.15.     Limitation on Repayments.

     Credit Parties shall not and shall not permit any of their respective Subsidiaries to (i) make any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Indebtedness or other pre-Petition Date obligations of such Person, (ii) pay any interest on any Prepetition Indebtedness of such Person (whether in cash, in kind securities or otherwise), or (iii) make any payment or create or permit any Lien pursuant to Section 361 of the Bankruptcy Code, or apply to the Court for the authority to do any of the foregoing; provided that (a) MGRE may upon sale of the Mortgaged Property repay the indebtedness secured by the first deed of trust on the Mortgaged Property, (b) Credit Parties may pay Prepetition Indebtedness arising in connection with the assumption of store leases in the Chapter 11 Cases, (c) MGRE may make adequate protection payments to the Aid Association for Lutherans as required by the applicable order of the Court dated June 9, 1994 and (d) MGRE may make payments to the claimants listed on Schedule
7.15 annexed hereto in an aggregate amount not to exceed $212,000 and may make payments to such other claimants and in such amounts as may be consented to by Requisite Lenders.

7.16.     Markup and Markdown Policies.

     Credit Parties shall not, and shall not permit their Subsidiaries to, engage in policies or procedures with respect to markups or markdowns of Inventory which policies and procedures, including the timing, amount and implementation of such markups and markdowns, are inconsistent in any material respect with the practices of Credit Parties in respect of such matters as of the Closing Date, absent the prior written consent of Requisite Lenders, which consent shall not be unreasonably withheld.

7.17.     Fiscal Year

     Borrowers shall not change their Fiscal Year-end from the Saturday closest to January 31.

7.18.     Operating Agreement.

     Credit Parties shall not amend or terminate the Operating Agreements without the prior written consent of Requisite Lenders; provided that the closing of stores in accordance with subsection 7.7(iii) shall not be deemed an amendment or termination of the Operating Agreements.

7.19.     Restructuring Charges.

     (i) Restructuring Professional Fees shall not in the aggregate exceed (a) $10,000,000 during the four-fiscal quarter period ended August 3, 1996 or (b) $13,000,000 during the term of this Agreement; and (ii) all other cash restructuring disbursements in connection with the Chapter
11 Cases shall not in the aggregate exceed (a) $4,500,000 for the four-fiscal quarter period ended August 3, 1996 or
(b) $6,000,000 during the term of this Agreement.


SECTION 8.
EVENTS OF DEFAULT

     Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court, the occurrence of any one or more of the following events, regardless of the reason therefore, shall constitute an "Event of Default" hereunder:

8.1. Failure to Make Payments When Due.

     Failure to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure to pay when due any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure to pay when due any other amount due under this Agreement; or

8.2. Breach of Certain Covenants.

     Failure of any Borrower to perform or comply with any term or condition contained in subsections 2.4, 2.5, 6.2, 6.9(i), 6.10, 6.12 or Section 7 of this Agreement; or

8.3. Other Defaults Under Loan Documents.

     Any Credit Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of any Credit Party obtaining knowledge of such default or (ii) receipt by such Credit Party of notice from either Co-Agent or any Lender of such default; or

8.4. Breach of Warranty.

     Any representation, warranty, certification or other statement made by any Credit Party or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5. Bankruptcy Proceeding Events.

     With respect to any Credit Party which is a debtor in the Chapter 11 Cases, (i) the entry of an order authorizing any Credit Party in any of the Chapter 11 Cases to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code, or authorizing any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or authorizing the use of Cash Collateral without Requisite Lenders prior written consent under Section 363(c) of the Bankruptcy Code; (ii) the appointment of an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of an examiner in any of the Chapter 11 Cases with expanded powers to operate or manage the financial affairs, the business, or reorganization of any Credit Party; (iii) the dismissal of any of the Chapter 11 Cases, or the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (iv) the entry of an order granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (a) to allow any creditor to execute upon or enforce a Lien on any Collateral or on any other property or assets of any Credit Party or
(b) with respect to any Lien of, or the granting of any Lien on any Collateral or any other property or assets of any Credit Party to, any State or local environmental or regulatory agency or authority; (v) the entry of an order amending, supplementing, staying, vacating or otherwise modifying any of the Borrowing Order or this Agreement or any other Loan Document or any of Co-Agents' or Lenders' rights, benefits, privileges or remedies under the Borrowing Order, this Agreement or any other Loan Document, in any case without Requisite Lenders prior consent; (vi) an order shall be entered approving, or there shall arise, any other administrative expense claim (other than those specifically referred to in subsection 2.8) having any priority over, or being pari passu with the administrative expenses priority of the Obligations in respect of any of the Chapter 11 Cases; or

8.6. Involuntary Bankruptcy; Appointment of Receiver,
Dissolution, Etc.

     With respect to any Credit Party which is not a debtor in the Chapter 11 Cases, (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any such Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law which is not stayed; or (ii) an involuntary case shall be commenced against any such Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect which case shall not have been superseded by a voluntary case filed in accordance with subsection 8.7; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Credit Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any such Credit Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any such Credit Party, and any such event described in this clause (ii) shall continue for sixty days unless dismissed, bonded or discharged; or (iii) any order, judgment or decree shall be entered against any such Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

8.7. Voluntary Bankruptcy; Appointment of Receiver, Etc.

     With respect to any Credit Party which is not subject to a Borrowing Order, (i) any such Credit Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any such Credit Party shall make any general assignment for the benefit of creditors; or (ii) any such Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability to pay its debts as such debts become due; or the Board of Directors of any such Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); provided that any such event shall not constitute an Event of Default or Potential Event of Default unless a Court order shall not have been entered within 45 days after the petition date either (a) affirming all Obligations of such Credit Party under the Loan Documents and the superpriority nature of such Obligations in accordance with subsection 2.8, or (b) immediately transferring all of the assets of such Credit Party or proceeds thereof to MGRE; or

8.8. Judgments.

     (i) One or more judgments or orders as to post-Petition Date liability or debt shall be entered against any Credit Parties involving in the aggregate for Credit Parties a liability (to the extent not paid or fully covered by insurance) in excess of $250,000 and either (a) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or orders or
(b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; or (ii) any non-monetary judgment or order with respect to a post-Petition Date event shall be rendered against any Credit Party which could reasonably be expected to result in a Material Adverse Effect and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

8.9. Employee Benefit Plans.

     There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Credit

Party or any of its ERISA Affiliates in excess of $500,000 during the term of this Agreement; or

8.10.     Impairment of Collateral.

     Any material provision of any Collateral Document shall for any reason cease to be valid and enforceable in accordance with its terms, any Collateral Document shall be repudiated or terminated, including by operation of law, or any Lien created under any Collateral Document or the Orders shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein) in any Collateral purported to be covered thereby; or

8.11.     Impairment of Guaranty.

     The Guaranty shall for any reason cease to be valid or enforceable in accordance with its terms or the Guaranty shall be repudiated or terminated, including by operation of law, or any Credit Party denies it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

8.12.     Default Under Material Contracts.

     Any termination or material default or breach under any Material Contract shall occur, and shall not have been cured or waived within 30 days of the earlier of (i) an Officer of any Credit Party having knowledge of such termination, default or breach or (ii) receipt by a Credit Party of notice from either Co-Agents or any Lender of such default.

8.13.     Material Adverse Effect.

     Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

8.14.     Change of Control.

     Any Change of Control shall occur;

THEN upon the occurrence and during the continuance of any Event of Default each Co-Agent may and, upon written request of Requisite Lenders, shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) by written notice to Borrowers declare (i) the unpaid principal amount of and accrued interest on the Loans, (ii) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (iii) all other Obligations immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Issuing Lender to issue any Letter of Credit and the right of Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) to purchase participations in any unreimbursed Letters of Credit. Any amounts described in clause (ii) above, when received by CUSA Co-Agent, shall be deposited and held in the Collateral Account pursuant to the terms of the Pledge and Security Agreement and shall be applied as therein provided.

     Further upon the occurrence and during the continuance of any Event of Default, Secured Party may (i) exercise all rights and remedies of Secured Party set forth in any of the Collateral Documents, in addition to all rights and remedies allowed by applicable laws of the United States and of any state thereof, including but not limited to the UCC, and
(ii) revoke Borrowers' rights to use Cash Collateral in which Secured Party has an interest; provided that, any other provision of this Agreement or any other Loan Document to the contrary notwithstanding, with respect to the foregoing, Secured Party shall give Borrower and counsel to any official committees in respect of the Chapter 11 Cases, Bear Stearns & Co., Inc. and Fidelity Management and Research Company three Business Days' prior notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the Collateral and file a copy of such notice with the clerk of the Court. Neither Co-Agents, Secured Party nor Lenders shall have any obligation of any kind to make a motion or application to the Bankruptcy Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Loan Documents. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative.

     Borrowers waive, (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by Co-Agents, Secured Party or Lenders on which Borrowers may in any way be liable and hereby ratify and confirm whatever Co-Agents, Secured Party and Lenders may do in this regard,
(ii) subject to the notice provisions of the preceding paragraph, all rights to notice and hearing prior to Secured
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
Party's taking possession or control of, or to Co-Agents or Lenders replevy, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing Co-Agents or Lenders to exercise any of their remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrowers acknowledge they have been advised by counsel of their choice with respect to the effect of the foregoing waivers and this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.


SECTION 9.
AGENT

9.1. Appointment.

     GE Capital is hereby appointed a Co-Agent and to act in its capacity as Secured Party hereunder and under the Collateral Documents, and CUSA is hereby appointed a Co-Agent, hereunder and under the other Loan Documents and each Lender hereby authorizes each such Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. With respect to determinations regarding the Borrowing Base or any components thereof (including, without limitation, the Advance Percentage, Eligible Inventory and reserves), Co-Agents shall discuss such determinations and attempt to reach an agreement; provided that if Co-Agents cannot agree, the most conservative position from the Lenders' point of view shall be adopted. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party or any of their Subsidiaries.

9.2. Powers; General Immunity.

     A. Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in
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this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party or any of its Subsidiaries to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Credit Parties or any of their Subsidiaries or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, no Agent shall have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. If any Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Credit Parties), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of any Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Each Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under
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this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

     D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Credit Parties for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3. Representations and Warranties; No Responsibility For
Appraisal of Creditworthiness.

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Credit Parties and their respective Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Credit Parties and such Subsidiaries.
No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4. Right to Indemnity.

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Credit Parties, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall
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be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5. Payee of Note Treated as Owner.

     Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Co-Agents as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

9.6. Successor Agent.

     Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Credit Parties, and any Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and such Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.7. Collateral Documents.

     A. Secured Party. Each Lender hereby further authorizes Secured Party to enter into the Collateral
Documents as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Collateral Documents; provided that Secured Party shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents without the prior consent of Requisite
Lenders; provided further, that anything in this Agreement or
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the other Loan Documents to the contrary notwithstanding:

     (i) Secured Party is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral
Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

     (ii) The Lenders irrevocably authorize Secured Party, at its option and in its discretion, to release any Lien granted to or held by Secured Party upon any Collateral (a) upon termination of the Commitments and payment in full of the Loans and all other Obligations payable under this Agreement and under any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (c) if otherwise approved, authorized or ratified in writing by Requisite Lenders, subject to Subsection 10.6. Upon request by Secured Party at any time, Lenders will confirm in writing Secured Party's authority to release particular types or items of Collateral pursuant to this subsection 9.7.

     B. Lender Action. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under the Collateral Documents (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Collateral Documents may from time to time be invested), it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Secured Party for the benefit of Lenders in accordance with the terms thereof.


SECTION 10.
MISCELLANEOUS

10.1.     Assignments and Participations in Loans and
Letters of Credit.

     A. General. Subject to the provisions of this subsection 10.1, each Lender shall have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitment or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such assignment or participation shall, without the prior written consent of Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation under the securities laws of any state. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrowers and
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such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitment or the Loans, the Letters of Credit or participations therein or the other Obligations owed to such Lender.

     B.   Assignments.

     (i) Amounts and Terms of Assignments. Each Lender's Commitment, Loan, Letter of Credit or participation therein or other Obligation may (a) be assigned in any amount (of a constant and not a varying percentage) of not less than $1,000,000 and integral multiples of $1,000,000 in excess of that amount to another Lender, or to an Affiliate (which is an Eligible Assignee) of the assigning Lender or another Lender, with the giving of notice to Borrowers and Co-Agents or (b) be assigned in an aggregate amount (of a constant and not a varying percentage) of not less than 10% of the aggregate Commitments and integral multiples of $1,000,000 in excess of that amount to any other Eligible Assignee with the giving of notice to Borrowers and Co-Agents and with the prior written consent of Co-Agents and MGRE (such consent not to be unreasonably withheld); provided that no Lender's Commitment shall at any time be less than 10% of the aggregate Commitments. To the extent of any such assignment in accordance with either clause (a) or (b) above and upon execution and delivery of an Assignment and Acceptance with respect thereto as provided below, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loans, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to each Co-Agent, for its acceptance, an Assignment and Acceptance, together with an aggregate processing fee of $2,500 to be shared equally by Co-Agents and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Acceptance may be required to deliver to each Co-Agent pursuant to subsection 2.6B(iii). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, new Notes shall, upon surrender of the assigning Lender's Note, be issued to the assignee and to the assigning Lender,
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substantially in the form of Exhibit IV annexed hereto with appropriate insertions, to reflect the new Commitments of the assignee and the assigning Lender.

     (ii) Acceptance by Co-Agents. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible
Assignee, together with the processing fee referred to in subsection 10.1B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Co-Agents pursuant to subsection 2.6B(iii), each Co-Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit VIII hereto and if such Co-Agent has consented to the assignment evidenced thereby, to the extent such consent is required pursuant to subsection 10B(i), (a) accept such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Co-Agents to such assignment) and (b) give prompt notice thereof to Borrowers (with a copy of such Assignment and Acceptance) and each other Co-Agent. Each Co-Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this subsection 10.1B(ii).

     (iii) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and
(vii) such assignee agrees that it will
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perform in accordance with their terms all of the
obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     C.   Participations.  Each Lender may sell
participations as permitted pursuant to subsection 10.1A; provided that no participation shall be for an amount less than $5,000,000 (excluding any participations purchased by Lenders pursuant to the terms of this Agreement). The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or (iii) the release of all or any substantial portion of the Collateral, and all amounts payable by Borrowers hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6 and 3.6) shall be determined as if such Lender had not sold such participation. Borrower and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Borrowers to the participant and (b) the participant shall be considered to be a "Lender"; provided that no Person shall be eligible to be a participant hereunder if such Person would not be an Eligible Assignee pursuant to the terms of the final proviso of the definition of Eligible Assignee.

     D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge.

     E. Information. Each Lender may furnish any information concerning Credit Parties and their Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2.     Expenses.

     Borrowers shall reimburse Agents for all reasonable expenses of Agents in connection with the underwriting, due diligence analysis and credit approval with respect to, and the preparation of, the Loan Documents and any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents (including the
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reasonable fees and out-of-pocket expenses of any Agents'
counsel retained in connection with the Loan Documents and the transactions contemplated thereby). If, at any time or times, regardless of the existence of an Event of Default, any Agent or any Lender shall incur reasonable expenses itself or employ counsel or other professional advisors, including, but not limited to, environmental, financial and management consultants, for advice or other representation or shall incur legal, appraisal, accounting, consulting or other reasonable costs and expenses in connection with:

     A. any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Lender, any Credit Party or any other Person) in any way relating to the Collateral, any of the Loan Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any Credit Party or any other Person that may be obligated to any Agent or any Lender by virtue of the Loan Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

     B. any attempt to enforce any rights or remedies of any Agent or any Lender against any Credit Party, or any other Person that may be obligated to any Agent or any Lender by virtue of being a party to any of the Loan
Documents;

     C. any attempt to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; or

     D.   any Chapter 11 Case (including, without
limitation, the on-going monitoring by Agents of any Chapter 11 Case, including attendance by Agents and their counsel at hearings or other proceedings and the on-going review of documents filed with the Court in respect thereof) and Agents' and Lenders' interests with respect to any Credit Party (including, without limitation, the on-going review of any Credit Party's business, assets, operations, prospects or financial condition as Co-Agents shall deem necessary), the Collateral or the Obligations;

then, and in any such event, the reasonable fees and expenses incurred by such Agent, such Lender and such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this Section
10.2 shall be payable, on demand, by Borrowers to such Agent and such Lender and shall be additional Obligations secured under the Collateral Documents and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and
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expenses; accountants' and experts' fees, costs and
expenses; appraisers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; communication charges, air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services.

10.3.     Indemnity.

     In addition (but without duplication) to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers jointly and severally agree to defend, indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of, Agents and Lenders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the Chapter 11 Cases or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by Co-Agents to MGRE with respect thereto (collectively called the "Indemnified Liabilities"); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee (or its officers, agents or employees) as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

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10.4.     Set-Off; Security Interest in Deposit Accounts.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, and notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court, upon the occurrence of any Event of Default each Co-Agent is hereby authorized by Borrowers at any time or from time to time, without notice to any Borrower, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Co-Agent to or for the credit or the account of any Borrower against and on account of the obligations and liabilities of Borrowers to that Co-Agent under this Agreement, the Notes, the Letters of Credit and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Co-Agent shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured; provided that, with respect to the foregoing, Co-Agents shall give Borrower and counsel to any official committees in respect of the Chapter 11 Cases, Bear Stearns & Co., Inc. and Fidelity Management and Research Company three Business Days' prior notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its right to set-off hereunder and file a copy of such notice with the clerk of the Court. Borrowers hereby further grant to each Co-Agent a security interest in all deposits and accounts maintained with such Agent or such Co-Agent as security for the Obligations.

10.5.     Ratable Sharing.

     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify each Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase
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participations without recourse except as provided below
(which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender pursuant to an order of the Court or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6.     Amendments and Waivers.

     No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Borrowers therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: (i) increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; (ii) increases the maximum amount of Letters of Credit; (iii) changes any Lender's Pro Rata Share; (iv) changes in any manner the percentage constituting "Requisite Lenders"; (v) provides for the release of all or any substantial portion of the Collateral or the release of any Guarantor from it obligations under the Guaranty; (vi) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; (vii) postpones the scheduled final maturity date of any of the Loans; (viii) postpones the date on which any interest or any fees are payable; (ix) decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2B) or the amount of any fees payable hereunder; (x) reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; (xi) changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; or (xii) changes in any manner the provisions contained in subsection
8.1 or this subsection 10.6; shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of an Agent shall be effective without the written concurrence of such Agent and any other Agent affected thereby, and no amendment, modification, termination or waiver of any provision of Section 3 or any provision of this Agreement related to Letters of Credit shall be effective without the written concurrence of Issuing Lender. Each Co-Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by any Borrower, on such Borrower.

10.7.     Independence of Covenants.

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8.     Notices.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to any Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to any Borrower and any Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Co-Agents.

10.9.     Survival of Representations, Warranties and
Agreements.

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6, 10.2 and 10.3 and the
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
agreements of Lenders set forth in subsections 9.2C, 9.4, 10.3, 10.5 and 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10.    Failure or Indulgence Not Waiver; Remedies
Cumulative.

     No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11.    Marshalling; Payments Set Aside.

     Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to any Agent or Lenders (or to an Agent for the benefit of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12.    Severability.

     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13.    Obligations Several; Independent Nature of
Lenders' Rights.

     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14.    Headings.

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15.    Applicable Law.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION,
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16.    Successors and Assigns.

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). No Borrower's rights or obligations hereunder or any interest therein may be assigned or delegated by such Borrower without the prior written consent of all Lenders.

10.17.    Consent to Jurisdiction and Service of Process.

     SUBJECT TO THE JURISDICTION OF THE COURT, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON

CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Each Borrower hereby agrees that service of all process in any such proceeding in any such Court may be made by registered or certified mail, return receipt requested, to such Borrower at its address provided in subsection 10.8, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such Court and to be otherwise effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.

10.18.    Waiver of Jury Trial.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING
TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19.    Confidentiality.

     Each Agent and each Lender agrees that it will hold and keep confidential any non-public information from time to time supplied by Credit Parties or any of its Subsidiaries, which has been identified as confidential, pursuant to the terms of this Agreement or the Loan Documents in accordance with such Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, and in all cases, in a manner consistent with which such Agent and such Lender protects its own non-public confidential information, it being understood and agreed by Borrowers that Agents and Lenders may make disclosures: (i) to the extent required by law, to any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Agent and each Lender shall notify Borrowers of any request by any governmental agency or representative for disclosure of any such non-public information prior to the disclosure of such information;
(ii) counsel to any Agent or any Lender or to any such respective parties' accountants or other advisors; (iii) bank examiners and auditors; (iv) any other Lender; (v) an Eligible Assignee of any Lender or Participant, that agrees in writing to be bound by the terms and provisions of this subsection 10.19; or (vi) the extent that such information becomes public other than as a result of a breach of this subsection 10.19. It is understood and agreed that in no event shall any Agent or any Lender be obligated or required to return any materials furnished by any Credit Party or any of its Subsidiaries, and it is further understood and agreed that this subsection 10.19 supersedes any prior confidentiality agreements executed by Agents and Lenders in favor of Borrowers regarding the transactions contemplated hereby. Each Agent and each Lender agree that the terms and provisions of this subsection 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement and the Loan Documents.

10.20.    Counterparts; Effectiveness.

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Agents of written or telephonic notification of such execution and authorization of delivery thereof.

10.21.    Parties Including Trustees; Court Proceedings.

     This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of each Agent and each Lender, and the assigns, transferees and endorsees of each Agent and each Lender. The security interests and Liens created in this Agreement, the Collateral Documents and the other Loan

Documents shall be and remain valid and perfected, and the claims of Agents and Lenders hereunder valid and enforceable in accordance with the terms hereof, notwithstanding the discharge of any Borrower or any other Credit Party pursuant to 11 U.S.C. 1141, the conversion of any Chapter 11 Case or any other bankruptcy case of any Credit Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any Chapter 11 Case or any subsequent Chapter 7 case or the release of any Collateral from the property of any Credit Party. Further, with respect to Credit Parties which are debtors in the Chapter 11 Cases, the security interests and Liens created in this Agreement, the Collateral Documents and the other Loan Documents shall be and remain valid and perfected without the necessity that Secured Party file financing statements or otherwise perfect its security interests or Liens under applicable law. This Agreement, the claims of Agents and Lenders hereunder, and all security interests or Liens created hereby or pursuant hereto or by or pursuant to the Collateral Documents or any other Loan Document shall at all times be binding upon Credit Parties, the estates of Credit Parties and any trustee appointed in any Chapter 11 Case or any Chapter 7 case, or any other successor in interest to Credit Parties. This Agreement shall not be subject to Section 365 of the Bankruptcy Code.


[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         BORROWERS:

                         MERRY-GO-ROUND ENTERPRISES, INC.,
                         as Debtor and Debtor-In-Possession


                         By:  /s/ Isaac Kaufman
                              Isaac Kaufman
                              Executive Vice President



                         MGRD DISTRIBUTION CORPORATION
                         as Debtor and Debtor-In-Possession


                         By:  /s/ Isaac Kaufman
                              Isaac Kaufman
                              Vice President



                         WORTHS STORES CORP.,
                         as Debtor and Debtor-In-Possession


                         By:  /s/ Isaac Kaufman
                              Isaac Kaufman
                              President

                         Notice Address for each Borrower:

                         c/o Merry-Go-Round Enterprises,
Inc.
                         3300 Fashion Way
                         Joppa, Maryland  21085

                         Attention:     Executive Vice
                         President and Chief Financial
                         Officer

                         With a copy to:

                         Swidler & Berlin, Chartered
                         4th Floor
                         3000 K Street, NW
                         Washington, DC  20007
                         Attention:     David Martin, Esq.

                         LENDERS:

                         GENERAL ELECTRIC CAPITAL
                           CORPORATION,
                         individually, as a Co-Agent and as
Secured Party


                         By:  /s/ Charles Chiodo
                              Charles Chiodo
                              Duly Authorized Signatory


                         Notice Address:

                         3rd Floor
                         501 Merritt Seven
                         Norwalk, Connecticut  06851
                         Attention:     Charles Chiodo

                         CITICORP USA,
                         individually and as a Co-Agent


                         By:  /s/ Robert Kosian
                              Robert Kosian
                              Attorney-In-Fact

                         Notice Address:

                         6th Floor, Zone 4
                         399 Park Avenue
                         New York, New York  10043
                         Attention:     Robert Kosian



                         CITIBANK, N.A.,
                         as Issuing Lender


                         By:  /s/ Robert Kosian
                              Robert Kosian
                              Attorney-In-Fact


                         Notice Address:

                         6th Floor, Zone 4
                         399 Park Avenue
                         New York, New York  10043
                         Attention:     Robert Kosian

SCHEDULE 2.1

LENDERS' COMMITMENTS AND PRO RATA SHARES


Lender                        Revolving Loan      Pro Rata
                         Commitment                 Share


General Electric Capital Corporation
Citicorp USA
Citibank, N.A.                $50,000,000
                           40,000,000
                              0              55.55555%
                                             44.44445%
                                             0.00000%

                              TOTAL          ____________
$90,000,000         ____________
                         100.0000000%


                         Sched2.1-1

                             90